Information contained herein is subject to completion of amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the information herein has been completed. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED MARCH 9, 2001

Prospectus Supplement dated March __, 2001
To Prospectus dated March 9, 2001


                                                   $163,350,000
                              Origen Manufactured Housing Contract Senior/Subordinate
                                     Asset-Backed Certificates, Series 2001-A

                  Origen Financial, Inc.,                                    Lehman ABS Corporation,
                  as Seller and Servicer                                           as Depositor

                         Principal      Certificate                         Underwriting      Proceeds to the
                          Balance         Rate         Price to Public       Discount           Depositor
                         ---------      -----------    ---------------      ------------      ---------------
Class A-1                 $32,200,000            %                 %                 %                   %
Class A-2                  8,000,000
Class A-3                 10,400,000
Class A-4                 35,000,000
Class A-5                 23,400,000
Class A-6                 18,050,000
Class M-1                 14,437,500
Class M-2                 12,787,500
Class B-1                  9,075,000
Total                    $163,350,000           N/A        $                  $                 $


     The Class A-5, Class A-6, Class M-1, Class M-2 and Class B-1 certificates will be subject to a maximum rate described in this prospectus supplement. The certificate rate for the Class A-6 certificates will increase by 0.50% after the first distribution date on which the servicer is permitted at its option to terminate the trust by purchasing the remaining assets.

     The proceeds to the depositor will be $[_______] before deducting expenses, payable by the depositor, estimated to be $____________.

     Lehman Brothers Inc. will purchase the offered certificates from the depositor at the price specified in the table above. Please see the information under the heading "Underwriting" in this prospectus supplement.

The Certificates

o represent the entire beneficial interest in a trust, whose assets are a pool of manufactured housing installment sale contracts and installment loan agreements and funds on deposit in a pre-funding account.

o   currently have no trading market.

o   are not insured or guaranteed by any governmental agency.

Credit Enhancement

o Credit enhancement will be provided in the form of subordination of the rights of certain classes of certificates to receive distributions in respect of the contracts, the allocation of losses, excess interest and overcollateralization.

   Review the information in Risk Factors on page S-10 of this prospectus supplement and on page 2 in the prospectus.

   For complete information about the Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by a prospectus if it is being used to offer and sell the certificates.

Neither the SEC nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.


                                                                                                               Page
                             Prospectus Supplement
Summary...........................................................................................................3
Risk Factors.....................................................................................................10
Yield and Prepayment Considerations..............................................................................31
Description of the Certificates..................................................................................45
The Pooling and Servicing Agreement..............................................................................73
Description of the Purchase Agreement............................................................................79
Use of Proceeds..................................................................................................80
Legal Investment Considerations..................................................................................80
Federal Income Tax Considerations................................................................................80
State Taxes......................................................................................................83
ERISA Considerations.............................................................................................83
Underwriting.....................................................................................................87
Legal Matters....................................................................................................89
Rating...........................................................................................................89
Annex I  Global Clearance, Settlement and Tax Documentation Procedures...........................................90

                                  Prospectus

Risk Factors..................................................................................................   2
Description of the Securities.................................................................................   6
The Trust Funds...............................................................................................  11
Enhancement...................................................................................................  19
Servicing of Contracts........................................................................................  23
The Agreements................................................................................................  31
Custody Receipts; Custody Agreements..........................................................................  42
Legal Aspects of Contracts....................................................................................  45
The Depositor.................................................................................................  59
Use of Proceeds...............................................................................................  60
Federal Income Tax Considerations.............................................................................  60
State Tax Considerations......................................................................................  90
ERISA Considerations..........................................................................................  90
Legal Investment..............................................................................................  95
Ratings.......................................................................................................  95
Plan of Distribution..........................................................................................  96
Legal Matters.................................................................................................  96
Available Information.........................................................................................  96


                                    Summary


         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read this entire document and the accompanying prospectus carefully.

         This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


                                                                            Last Scheduled
                                                                            --------------
             Class        Certificate Rate       Principal Balance        Distribution Date
             -----        ----------------       -----------------        -----------------
             A-1                                     $32,200,000              March  2032
             A-2                                       8,000,000              March  2032
             A-3                                      10,400,000              March  2032
             A-4                                      35,000,000              March  2032
             A-5                                      23,400,000              March  2032
             A-6                                      18,050,000              March  2032
             M-1                                      14,437,500              March  2032
             M-2                                      12,787,500              March  2032
             B-1                                       9,075,000              March  2032


         The certificate rate for each of the Class A-5, Class A-6, Class M-1, Class M-2 and Class B-1 certificates will be subject to a maximum rate described in this prospectus supplement. The certificate rate for the Class A-6 certificates will increase by 0.50% after the first distribution date on which the servicer may, at its option, terminate the trust by purchasing all the assets remaining in the trust on that date.

         The last scheduled distribution date in the table above is derived by adding twelve months to the month of the latest scheduled maturity date of the initial contracts. We expect that the actual last distribution date for each certificate will be significantly earlier than its last scheduled distribution date.

The Trust

     Origen Manufactured Housing Contract Trust 2001-A will be formed on March 28, 2001 by Lehman ABS Corporation, Origen Financial, Inc. and LaSalle Bank National Association. Origen Financial, Inc. will sell the manufactured housing installment sale contracts and installment loan agreements, or the contracts, to Lehman ABS Corporation. Lehman ABS Corporation will deposit the contracts with the trust. LaSalle Bank National Association will act as trustee for the benefit of the securityholders.

The Certificates

     On the closing date, March 28, 2001, the trust will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class B-1, Class X and Class R certificates. Each certificate represents an undivided ownership interest in the trust.

     Only the Class A, Class M and Class B-1 certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus. The Class X and Class R certificates are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

     The offered certificates will be offered for purchase in denominations of $1,000 and integral multiples of $1 thereof.

The Seller and Servicer

     Origen Financial, Inc.
     4121 Cox Road, Suite 120
     Glen Allen, Virginia 23060

     Origen Financial, Inc. will act as servicer of the contracts under the pooling and servicing agreement.

     Origen Financial, Inc. was formerly known as Dynex Financial, Inc.

     We refer you to "The Seller and Servicer" and "The Manufactured Home Loan Program" in this prospectus supplement for more detail.

Backup Servicer

     Pursuant to the terms of the pooling and servicing agreement, Vanderbilt Mortgage and Finance, Inc. will agree to act as backup servicer with respect to the contracts. If Origen Financial, Inc. is removed as servicer under the pooling and servicing agreement, Vanderbilt Mortgage and Finance, Inc. will agree to perform those duties in accordance with the terms of the pooling and servicing agreement.

     We refer you to "The Pooling and Servicing Agreement--The Backup Servicer" in this prospectus supplement for additional information.

The Depositor

     Lehman ABS Corporation

     We refer you to "The Depositor" in the accompanying prospectus for additional information.

The Trustee

     LaSalle Bank National Association.

     We refer you to "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement for additional information.

Registration of Certificates

     We will issue the offered certificates in book-entry form. You will hold your interests through a depository in the United States or through one of two depositories in Europe. While the offered certificates are book-entry they will be registered in the name of the applicable depository or in the name of the depository's nominee.

     Transfers within any depository will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described later in this prospectus supplement.

Trust Property

     The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

     o a pool of manufactured housing installment sale agreements and installment loan agreements, or contracts;

     o payments on the contracts received on and after the related cut-off date;

     o rights of the depositor under the purchase agreement pursuant to which the depositor purchased the contracts from the seller, including the right to require the seller to repurchase contracts for breaches of representations and warranties;

     o funds on deposit in a pre-funding account; and

     o rights of the seller under any hazard insurance policies covering the manufactured homes.

The Initial Contracts

   On March 28, 2001, the closing date, the trust will acquire the pool of initial and additional contracts. The information below is based on the pool of initial contracts as it existed on January 31, 2001:

     o number of initial contracts:  2,394

     o aggregate principal balance: $98,093,067.29

     o manufactured home location: 35 states; other than 23.73% of manufactured homes located in Texas, no state represents more than 7.5% of the contracts, by principal balance

     o weighted average loan-to-value ratio: 88.14% (approximate)

     o loan-to-value ratio range:  27% to 98% (approximate)

     o principal balance range:  $6,132 to $151,745

     o average principal balance: $40,974.55

     o contract rates range:  8.75% to 16.00%

     o weighted average contract rate:  11.76% (approximate)

     o weighted average remaining term to stated maturity, based on principal balance: 327 months (approximate)

     o term to stated maturity range:  60 months to 360 months

     o last maturity date:  March 2031

   We refer you to "Description of the Contracts" and "The Manufactured Home Loan Program" in this prospectus supplement.

Servicing

   The servicer will be responsible for servicing, managing and making collections on the contracts it is servicing. The servicer will receive a monthly servicing fee equal to 1.00% per annum of the pool balance. The backup servicer will receive a monthly backup servicing fee payable as set forth in this prospectus supplement.

   We refer you to "Description of the Certificates--Distributions on the Certificates"; and "Description of the Certificates--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

   Under limited circumstances, the servicer may resign or be removed, in which event either the backup servicer or a third-party servicer will be appointed as successor servicer.

   We refer you to "Servicing of Contracts--Matters Regarding the Servicer" and "The Agreements--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

Distribution Date

   The 15th day of each month or, if that day is not a business day, the next business day, beginning in April 2001.

Closing Date

   March 28, 2001.

Cut-Off Date

   January 31, 2001 for the initial contracts and March 2, 2001 for the additional contracts. For the subsequent contracts, the trust will be entitled to receive all payments due and received after the last day of the calendar month in which the related subsequent closing occurs or the last day of the preceding month as set forth in the related subsequent transfer agreement.

Priority of Distributions

   Distributions on the certificates will be made primarily from amounts collected on the manufactured housing contracts during the related due period, which is the calendar month preceding the month in which the related distribution date occurs, except for the first distribution date which will be from the related cut-off date through and including March 31, 2001 (which will be longer than a one-month period). The trustee will apply the amount available to make distributions of interest and principal on the certificates in the following order of priority:

                  (1)  trustee fee

                  (2)  servicing fee and backup servicing fee

                  (3)  Class A interest

                  (4)  Class M-1 interest

                  (5)  Class M-2 interest

                  (6)  Class B-1 interest

                  (7)  Required trustee reimbursement account deposit

                  (8)  Class A principal

                  (9)  Class M-1 principal

                  (10)  Class M-2 principal

                  (11)  Class B-1 principal

                  (12)  Additional trustee reimbursement account deposit

                  (13)  Class X and Class R distributions

   The payments on each class of certificates will be made only up to the amount available, after making any payments to each class of certificates with a higher priority.

   We refer you to "Description of the Certificates--Payments on Contracts; Distributions on Certificates" and "--Distributions" in this prospectus supplement for additional information.

A.   Interest on the Class A, Class M and Class B-1 Certificates

   On each distribution date, interest will be payable first to each class of Class A certificates concurrently, then to the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates up to the amount to which those classes are entitled to the extent of amounts available for distribution.

   Interest on the certificates for a distribution date will accrue during the period commencing on the preceding distribution date (or the closing date for the first distribution date) through the day preceding the current distribution date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first distribution period, the actual number of days elapsed in the interest period and a 360-day year).

   We refer you to "Description of the Certificates--Distributions," "--Interest" and "--Losses on Liquidated Contracts" for a more detailed description of the calculation of interest payable on each class.

B.   Principal on the Class A, Class M and Class B-1 Certificates

   The portion of the amount available applied to the payment of principal on the Class A, Class M and Class B-1 certificates will be based on the amounts of principal due on each outstanding contract that is actually collected during the related due period, as well as prepayments and other amounts received for principal on the contracts. Any principal payable will initially be paid only on the Class A certificates. The Class M and Class B-1 Certificates will probably receive no principal distributions before April 2005.

   Beginning with the distribution date occurring in April 2005, assuming delinquencies, defaults and losses on the contracts remain below levels specified in the pooling and servicing agreement and specified enhancement targets are met, the Class M and Class B-1 certificates will be entitled to receive a portion of the principal to be paid on each distribution date.

   We refer you to "Description of the Certificates--Distributions" and "--Principal" for additional information.

Overcollateralization

   On the closing date, the sum of the aggregate principal balance of the contracts as of the cut-off date and the original pre-funded amount will exceed the aggregate original principal balances of the certificates by approximately $1,650,000, or approximately 1.0% of the aggregate cut-off date principal balance of the contracts included in the trust as of the closing date plus the original pre-funded amount. Beginning on the first distribution date, the certificateholders will also receive from the amount available an additional distribution in respect of principal, to the extent there is any amount available remaining after payment of all interest and principal on the certificates, the trustee fee and expenses of the trustee to the trustee, the backup servicing fee to the backup servicer and the monthly servicing fee to the servicer for that distribution date, until the distribution date on which the amount by which the sum of the aggregate principal balance of the contracts and the current pre-funded amount, if any, exceeds the aggregate principal balance of the certificates by an amount equal to approximately 4.5% of the sum of the aggregate cut-off date principal balance of the initial and additional contracts and the original pre-funded amount. In addition, beginning on the first distribution date after the first distribution date on which the servicer can exercise its option to repurchase all contracts, the certificateholders will also receive an additional distribution in respect of principal, to the extent there is an amount available remaining after payment of all interest and principal on the certificates, the trustee fee and expenses of the trustee to the trustee, the backup servicing fee to the backup servicer and the monthly servicing fee to the servicer for that distribution date. These additional principal distributions will be paid on the various classes of certificates in the manner described under "Description of the Certificates--Distributions." This level of overcollateralization will be maintained as described in "Description of the Certificates--Overcollateralization."

   Purchase Option; Auction Sale

   Beginning on the distribution date when the pool principal balance of the contracts is less than or equal to 10% of the sum of the aggregate cut-off date principal balance of the contracts included in the trust on the closing date and the original pre-funded amount, the servicer will have the right to purchase all of the outstanding contracts, at a price sufficient to pay the aggregate unpaid principal balance of the certificates plus all accrued and unpaid interest.

   If the servicer does not exercise this purchase option, then on the next distribution date the trustee will begin an auction process to sell the contracts and the other trust assets. The trustee cannot sell the trust assets and liquidate the trust pursuant to the auction process unless the proceeds of that sale are sufficient to pay the aggregate unpaid principal balance of the certificates and all accrued and unpaid interest thereon.

   If the first auction of the trust property is not successful because the highest bid received was too low, then on each distribution date thereafter the Class M-1, Class M-2 and Class B-1 certificates will be entitled to receive from the amount available, pro rata based on the then outstanding principal balance of those classes of certificates, an additional principal distribution amount equal to the remaining amount available after paying all interest and principal then due on the certificates and payment of the monthly servicing fee, the backup servicing fee and the fees and expenses of the trustee. If the principal balances of the Class M-1, Class M-2 and Class B-1 certificates are reduced to zero pursuant to the distributions described in the preceding sentence, any remaining additional principal distribution amount shall be distributed to the Class A certificates outstanding at that time, pro rata based on the then outstanding principal balance of those classes of certificates.

   We refer you to "Description of the Certificates--Purchase Option; Auction Sale" for additional information.

Pre-Funding Account

   If the aggregate principal balance of the contracts transferred to the trust on the closing date is less than $165,000,000, the difference will be deposited in the pre-funding account, and those funds will be used to purchase contracts from time to time until June 26, 2001. If those funds are not completely used by June 26, 2001, any remaining funds will be distributed to the Class A-1 certificates as a payment of principal on the following distribution date. If the amount remaining in the pre-funding account is greater than the remaining principal balance of the Class A-1 certificates, any additional amounts shall be distributed as an additional payment of principal on the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates sequentially until each class is retired.

   We refer you to "Risk Factors--The seller may not be able to originate and deliver all of the subsequent contracts."

Federal Tax Considerations

   Brown & Wood LLP has acted as counsel to the trust and the underwriter and is of the opinion that:

   o The trust (other than the pre-funding account) will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes

   o The Class A, Class M, Class B-1 and Class X certificates will be "regular interests" in a REMIC and will be treated as debt instruments for federal income tax purposes with payment terms equivalent to the terms of those certificates.

   As a holder of certificates, you will be required to include as income interest on your certificates, including any original issue discount, under the accrual method of accounting, even if you usually use the cash method of accounting.

   We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus for additional information.

ERISA Considerations

   Subject to the conditions described under "ERISA Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 and qualified retirement plans and tax-favored plans subject to Internal Revenue Code Section 4975 may purchase the Class A, Class M and Class B-1 certificates.

Legal Investment Considerations

   The Class A certificates and the Class M-1 certificates will not constitute "mortgage related securities" for purposes of SMMEA until the amount in the pre-funding account is reduced to zero. Then, the Class A certificates and Class M-1 certificates will be legal investments for some types of institutional investors as provided in SMMEA. The Class M-2 certificates and the Class B-1 certificates will not constitute "mortgage related securities" for purposes of SMMEA because they will not be rated in one of the two highest ratings categories by one of the rating agencies. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class M-2 or Class B-1 certificates. You should consult with your own legal advisor to decide whether you may legally invest in the certificates.

Certificate Rating

   Before the certificates can be issued, the trust must obtain a rating on the certificates of at least:

        Class           Moody's            Fitch
        -----           -------            -----
         A-1              Aaa               AAA
         A-2              Aaa               AAA
         A-3              Aaa               AAA
         A-4              Aaa               AAA
         A-5              Aaa               AAA
         A-6              Aaa               AAA
         M-1              Aa2                AA
         M-2               A2                A
         B-1              Baa2              BBB
   The ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the contracts. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

We refer you to "Ratings" and "Risk Factors--Rating of the Securities" in the prospectus.

Financing arrangements of the seller

   Immediately prior to the sale of the contracts to the depositor, some of the contracts were subject to financing provided by an affiliate of the underwriter. The seller will apply a portion of the proceeds it receives from the sale of the contracts to repay that financing.

                                 Risk Factors


         The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit liquidity and market risks associated with the offered certificates.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider the following risk factors prior to any purchase of the offered certificates. You should also carefully consider the information set forth under "Risk Factors" in the accompanying prospectus.

Recently originated contracts are more likely to experience early defaults.

         Although little data is available, defaults on contracts are generally expected to occur with greater frequency in the early years of the terms of the contracts. If there is a higher rate of defaults than anticipated, you may experience a loss.

         Approximately 96.91% of the initial contracts (by aggregate principal balance as of January 31, 2001) were originated within twelve months prior to the cut-off date.

The more subordinate classes of certificates have a greater risk of loss from delinquency and defaults on the contracts.

         Delinquencies and defaults on the contracts will result in a smaller amount of cash available for distribution on a distribution date. Because the available cash is distributed in a specified order of priority, there is a risk that certificates that are lower in that order of priority may not receive some or even any of the amount due to them on that distribution date. In addition, there is a risk that a high rate of defaults and losses on the contracts could eliminate the overcollateralization and result in the outstanding principal balance of the contracts being lower than the outstanding principal balance of the certificates. A discrepancy like this would result in a liquidation loss, which would be allocated first to the Class B-1 certificates until their principal balance was reduced to zero, then to the Class M-2 certificates until their principal balance was reduced to zero, and so on in increasing order of seniority. The principal balance of the Class A certificates will not be reduced on account of liquidation losses. In addition, any liquidation loss amount due and owing to a class of certificates, including interest thereon, will be paid, to the extent of funds available for that payment, prior to current principal being paid on each class of certificates subordinate to that class.

The more senior classes of certificates have limited protection from delinquencies and defaults.

         The only protection against delinquencies and liquidation losses for the more senior classes of certificates is the subordination of the more subordinate classes, excess interest and overcollateralization. For example, if there are high delinquencies or liquidation losses on the contracts, the Class M-2 certificates would lose the protection against losses afforded by the subordination of the Class B-1 certificates and the overcollateralization, and, as a result, investors in the Class M-2 certificates might suffer a loss on their investment. Even higher delinquencies or liquidation losses on the contracts would eliminate the protection the Class M-1 certificates have from the subordination of the Class M-2 certificates, and so on for the Class A certificates. For more information, see "Description of the Certificates--Subordination of Class M Certificates and Class B-1 Certificates."

Prepayments may limit the certificate rates on the Class A-5, Class A-6, Class M-1, Class M-2 and Class B-1 certificates due to the cap on those certificate rates based on the weighted average net contract rate.

         The certificate rates for the Class A-5, Class A-6, Class M-1, Class M-2 and Class B-1 certificates will not exceed the weighted average of the contract rates, net of the rate at which each of the servicing fee, the trustee fee and the backup servicing fee are calculated, also referred to as the net contract rate. Disproportionate prepayments of contracts with net contract rates higher than the certificate rates for any of the Class A-5, Class A-6, Class M-1, Class M-2 or Class B-1 certificates will increase the possibility that the certificate for that class of certificates will be lowered to the weighted average of the net contract rates. There is no mechanism to compensate the holder of the related classes for any cap on the certificate rate. For more information, see "Yield and Prepayment Considerations" and "Description of the Certificates--Interest" in this prospectus supplement.

Due to depreciation, the market value of the manufactured homes securing the underlying contracts may decline faster than the outstanding principal balance of the obligors' loans, which would increase the rate of defaults and the severity of the losses.

         The market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home. If the value of the manufactured homes securing the contracts declines faster than expected, then defaults and losses on the contracts may rise. If the losses on the contracts are not covered by the subordination of other classes of certificates, or by the overcollateralization, you will bear all the risk of loss of default by obligors and will need to look primarily to the value of the manufactured home to recover the outstanding principal and unpaid interest on the defaulted contract.

The certificates are not an obligation of the Depositor, the Seller, the Servicer, the Trustee, the Backup Servicer or the Underwriter and they are not insured.

         Except for the seller's obligation to repurchase contracts for a breach of representations and warranties, the certificates will not represent an interest in or obligation of the depositor, the seller, the servicer, the trustee, the backup servicer or the underwriter. The certificates are not insured or guaranteed by the government, the underwriter, the depositor, the seller, the servicer, the trustee, the backup servicer or their respective affiliates or any other party.

The timing of distributions of principal to the Class M and B-1 certificates is uncertain.

         The Class M and B-1 certificates will not receive distributions of principal until specified distribution tests are satisfied, and those distributions of principal will stop if those tests are later violated. The distribution tests depend on the rate of prepayments on the contracts and on the level of delinquencies, defaults and losses of those contracts. We cannot predict when the distribution tests for distributions for the Class M and Class B-1 certificates will be satisfied, or when principal will be paid on the Class M or Class B-1 certificates. For more information, see "Yield and Prepayment Considerations" in this prospectus supplement.

The contracts may be prepaid before their scheduled maturity which may affect your yield.

         There is a risk that the contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

         o    homeowner mobility,

         o    general and regional economic conditions,

         o    prevailing interest rates, and

         o    natural disasters.

         Prepayment of principal on the contracts may be in any of the following forms: prepayments in full of the contract, repurchases by the seller of any contracts that breach any representations or warranties in the pooling and servicing agreement, partial prepayments on any contract, liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted contract and the inability of the seller to originate sufficient eligible subsequent contracts.

         The prepayment experience on contracts varies greatly and may affect the average life of the certificates. If a contract is prepaid in full, the interest on the contract will accrue only to the date of prepayment, which will reduce the amount of interest available for distribution to the certificates.

         If you purchase a certificate at a discount, then slower than expected prepayments on the contracts will reduce the yield on your certificate. If you purchase a certificate at a premium, then faster than expected prepayments on the contracts will reduce the yield on your certificate. You must not assume that the contracts will prepay at any particular rate, or at a constant rate. For more information on prepayment on the contracts, see "Yield and Prepayment Considerations" in this prospectus supplement.

The seller may not be able to originate and deliver all of the subsequent contracts which may result in a prepayment on your certificates.

         This prospectus supplement describes the pool of initial contracts, which have a principal balance as of the related cut-off date of $98,093,067.29. The seller will transfer additional contracts to the trust on the closing date. If the total amount of additional contracts delivered to the trust on the closing date is less than $66,906,932.71, the amount of that difference will be deposited in the pre-funding account and the seller will be obligated to deliver subsequent contracts with a principal balance equal to that amount, and meeting the criteria specified in the pooling and servicing agreement, on or before June 26, 2001. We cannot assure you that the seller will be able to originate enough subsequent contracts. Any funds remaining in the pre-funding account on June 26, 2001 will be distributed as an additional payment of principal on the Class A-1 Certificates on the June 26, 2001 distribution date. If the amount remaining in the pre-funding account is greater than the remaining principal balance of the Class A-1 certificates, any additional amounts shall be distributed as an additional payment of principal on the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates sequentially until each class is retired.

Some contracts may not be enforceable.

         o The security interest in the manufactured home may not be perfected.

         Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including the UCC as adopted in each state, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. In most states, certificate of title statutes, although generally not state real estate laws, also govern the perfection of security interests and the enforcement of these rights. The steps required to perfect a security interest in a manufactured home vary from state to state. The seller will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the seller must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the seller fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

         o The assignment of the security interest in the manufactured home to the trustee may not be perfected.

         Due to the expense and administrative inconvenience, the seller will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller's creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller's creditors or bankruptcy trustee. If the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

         o Noncompliance with consumer protection laws can make a contract partly unenforceable.

         Numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the contracts. If the lender or seller of goods does not comply with these requirements, the assignees may be liable for amounts paid under the contracts and may not be able to recover amounts due and the obligor may have the right of set-off against claims the assignees bring. These laws would apply to the trust as assignee of the contracts. The seller has been involved in litigation brought by individual obligors under consumer protection laws. The seller will represent and warrant that each contract complies with applicable federal and state consumer protection laws, and the seller must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the seller fails to comply with these laws, it could cause an increase in defaults and losses on the contracts, and you could suffer a loss on your investment as a result.

Bankruptcy proceedings could cause delays or reductions in distributions to holders of certificates.

         We intend that each transfer of contracts by the seller to the depositor constitutes a sale, rather than a pledge of the contracts to secure indebtedness. However, if the seller were to become a debtor under the federal bankruptcy code, it is possible that its creditors, a bankruptcy trustee, or the seller as debtor-in-possession, may argue that its transfer of the contracts was a pledge rather than a sale. If this argument were presented to or accepted by a court, it could result in a delay in or reduction of distributions to the holders of the certificates.

Contracts to facilitate

         From time to time the seller originates or acquires contracts to facilitate the sale of repossessed manufactured homes. These contracts typically have higher loan-to-value ratios than other contracts originated or acquired by the seller. Approximately 3.99% of the initial contracts were made to facilitate the sale of repossessed manufactured homes.

The certificates may have limited liquidity.

         There is a risk that a secondary market will not develop for the certificates. There are also risks that if a secondary market does develop:

         o    it may not provide you with liquidity of investment; or

         o    it may not continue for the term of any class of certificates.

Lack of SMMEA eligibility may affect liquidity of certificates

         The Class M-2 and Class B-1 certificates, and until the end of the pre-funding period, the Class A and Class M-1 certificates, will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest only in SMMEA securities will be not be able to invest in the those certificates, thereby limiting the market for those certificates. In light of the foregoing, investors should consult their own legal counsel as to whether they have the legal authority to invest in non-SMMEA securities such as those certificates.

This prospectus supplement describes only a portion of the contracts, and additional contracts added to the trust on or after closing could have different characteristics.

         The additional contracts and subsequent contracts that will be delivered on or after the closing date will have characteristics that differ somewhat from the initial contracts described in this prospectus supplement. However, each of the additional contracts and subsequent contracts must satisfy the eligibility criteria described under "Description of the Certificates--Conveyance of Contracts" and "--Conveyance of Subsequent Contracts and Pre-Funding Account" in this prospectus supplement.

Risk of losses as a result of geographic concentration.

         The manufactured homes relating to the initial contracts are located in 35 states. The following states have the concentrations of manufactured homes indicated (by aggregate principal balance):

                  States                                     Contracts
                  ------                                     ---------
                  Texas                                         23.73%
                  Georgia                                        7.43%
                  North Carolina                                 7.14%
                  Michigan                                       6.53%
                  Alabama                                        5.22%
                  South Carolina                                 5.15%

         No other states have concentrations in excess of 5%. If a particular region experiences weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the contracts may experience higher rates of delinquencies, defaults and foreclosures than if the manufactured homes were more geographically diverse. As a result, you may experience a loss on the certificates.

Transfers of servicing may result in delays in distributions on the certificates.

         If the servicing responsibilities for the trust were transferred to the backup servicer, delays in collections on the contracts are likely to result during the transition period. Those delays could result in delays in distributions or losses on the certificates.

Other rating agencies could provide unsolicited ratings on the certificates that could be lower than the requested ratings.

         Although the depositor has not requested a rating of the certificates from any rating agencies other than Moody's and Fitch, other rating agencies may rate the certificates. These ratings could be higher or lower than the ratings Moody's and Fitch initially give the certificates. There is a risk that a lower rating of your certificate from another rating agency could reduce the market value or liquidity of your certificate.

Consequences on liquidity and payment delay because of owning book-entry certificates.

         Limit on ability to transfer or pledge. Since transactions in book-entry certificates can be effected only through the Depository Trust Company, or DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of those certificates, may be limited due to lack of a physical certificate representing your certificate.

         Delays in distributions. You may experience some delay in the receipt of distributions on the book-entry certificates because the distributions will be forwarded by the trustee to DTC, DTC will then credit the accounts of its participants and those participants will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.


                            The Seller and Servicer

Background

         The contracts will be sold and serviced by Origen Financial, Inc. (formerly known as, Dynex Financial, Inc.), called the seller. The seller is a Virginia corporation with its corporate headquarters at 4121 Cox Road, Suite 120, Glen Allen, Virginia 23060, and the telephone number is (804) 217-6100. The seller is a wholly-owned subsidiary of Bingham Financial Services Corporation, called Bingham.

         Bingham was incorporated in August 1996 by Sun Communities, Inc., a fully-integrated publicly held real estate investment trust whose primary business interest is to develop and manage manufactured housing communities and to sell homes within those communities. Bingham began transacting business in January 1997. When Bingham completed its initial public offering in November 1997, Bingham's business was focused primarily on providing financing for new and previously owned manufactured homes by making conventional loans under installment loan contracts secured by borrowers' manufactured homes, primarily to residents in manufactured home communities owned and managed by Sun Communities, Inc.

         In March 1998, Bingham acquired Bloomfield Acceptance Company, L.L.C. and its mortgage servicing affiliate Bloomfield Servicing Company, L.L.C., expanding Bingham's business into commercial real estate lending and servicing. In June 1999, Bingham acquired Hartger & Willard Mortgage Associates, Inc. which provides mortgage banking services and arranges permanent mortgage financing on a variety of commercial and industrial properties. Hartger & Willard and Bloomfield Acceptance Company together comprise one of the largest commercial mortgage banking operations in Michigan.

         In December 1999, Bingham acquired the seller, which specializes in manufactured home loan lending and servicing, from Dynex Holding, Inc. The seller commenced its loan origination activity in 1996, and had originated more than $1 billion in manufactured housing loans prior to its acquisition by Bingham. Substantially all of those loans were securitized by Merit Securities Corporation, a securitization affiliate of the seller prior to Bingham's acquisition of the seller. In connection with the integration of the operations of the seller, six of ten district and regional offices of the seller were closed. The seller now has regional offices in Fort Worth, TX, Duluth (Greater Atlanta), GA and Loveland (Cincinnati area), OH, a corporate operations center office in Glen Allen (Richmond area), VA, and a national servicing center office in Fort Worth, TX in the same facility as the Fort Worth regional office.

         As part of Bingham's plan to conduct all of its manufactured home loan origination operations through the seller, in March 2000, the seller purchased approximately $63.5 million of loans from MHFC, Inc. ("MHFC"), a subsidiary of Bingham specializing in manufactured home lending, and Bingham sold MHFC. Bingham now conducts all of its manufactured home loan origination activities through the seller.

         Bingham is a Michigan corporation. Its executive office is located at 260 East Brown Street, Suite 200, Birmingham, Michigan 48009 and its telephone number is (248) 644-8838.


                      The Manufactured Home Loan Program

Origination channels

         Approximately 97.4% of the contracts, by cut-off date principal balance, were originated by the seller. The other 2.6% were originated by MHFC.

         The contracts were sourced primarily through (a) approved dealers, brokers and correspondents and (b) manufactured home community owners and operators. Approximately 82% of the contracts are sourced through dealers.

         Dealers, brokers and correspondents are approved only after a thorough evaluation of their financial stability, creditworthiness and general business reputation, including:

         o    signed dealer application
         o    background investigations of principals
         o    copies of current business licenses and insurance
         o annual financial statements, which may include personal financial statements of principals
         o    business profile and credit report
         o references from current bank, retail and inventory financing sources
         o    proof of open lot insurance coverage
         o    signed dealer agreement
         o    corporate charter and authorization documents.

All approved dealers are reviewed on a periodic basis.

Underwriting guidelines

         The seller's approach to underwriting focuses primarily on the borrower's ability and willingness to repay the debt. Each contract originated by the seller is individually underwritten and approved or rejected based on an evaluation of a detailed credit application completed by the prospective borrower and the applicant's credit report, which includes the applicant's credit history as well as litigation, judgment and bankruptcy information. Once all the applicable employment, credit and property-related information is received, the application is evaluated to determine whether the applicant has sufficient monthly income to meet the anticipated loan payment and other obligations.

         The seller's underwriting guidelines require that the borrower have demonstrated an acceptable credit pattern for a period of at least 12 months prior to the time of application. The seller generally will consider loans to borrowers that have, as a minimum, a payment history that extends over a 12 month period and includes at least one major credit account, which is defined as $3,000 or more, or three minor credit accounts, which are defined as less than $3,000, but equal to or greater than $1,000.

         Applicants who have declared bankruptcy within the past ten years are evaluated with particular attention. Generally, such applicants must have re-established at least two years of stable credit use, and otherwise have demonstrated an ability to manage his or her financial affairs. A minimum downpayment of 10% is also required for applicants who have previously declared bankruptcy.

         As a guideline, the monthly debt service of borrowers is permitted to be no greater than 45% of his or her stable monthly gross income. A slightly higher ratio may be permitted in cases where the applicant is sufficiently strong in other factors measured.

         Employment must be verified, at a minimum, for the most recent two years. If the borrower has an employment history of less than two years, the down payment and credit history may be considered as compensating factors for lack of long-term employment history. A fully completed Verification of Employment, called a VOE, must be signed and dated by the borrower's employer. A borrower may substitute the following in place of the VOE: the most recent pay stub showing year-to-date earnings and one of the following: (1) prior two years W-2 forms; or (2) telephone verification of employment. A certified statement from the employer's certified public accountant or six months of bank statements showing earnings deposits may be substituted for a current pay stub. Verification requirements for self-employed borrowers will vary depending on the business classification, but all require personal tax returns for the two most current years.

         In September, 1999, the seller implemented a proprietary credit scoring system, called Portal, based on the repayment experience of the contracts previously originated by the seller. Because Portal is incorporated into the seller's loan processing system, a Portal score is obtained for every home-only application. Portal is not currently used in connection with the origination of land-home contracts. Approximately 96.1% of the contracts, by cut-off date principal balance, were underwritten using Portal.

         Portal is a statistically validated scoring system that integrates and weights a variety of factors, including various aspects of the applicant's credit experience, such as number and amount of accounts, length of credit history and derogatory incidents, the value of the proposed collateral, and debt-to-income ratio. Following internal testing and validation, Portal was independently validated by Experian Information Solutions, Inc. and found to be "empirically derived, demonstrably and statistically sound." A second validation was recently completed as well.

         Prior to September 1999, the seller's contracts were underwritten using a credit rating grid. The grid is still used in connection with the origination of land-home contracts. The credit grid, like Portal, evaluates debt ratios, employment and several aspects of credit history. Less than 4.0% of the contracts, by cut-off date principal balance, were underwritten using the credit rating grid.

         In originating contracts, MHFC used a methodology similar to the seller's credit rating grid. However, under the MHFC grid, compensating factors could account for up to approximately 32% of the total points of the applicant's raw score. If a minimum raw score was achieved, the applicant would then be assigned a corresponding rating for purposes of determining the applicable interest rate.

         During the origination period, MHFC made adjustments to its underwriting guidelines from time to time based on its business judgment and in response to market and competitive conditions. Exceptions to its underwriting guidelines with respect to a number of MHFC contracts also were made based on various compensating factors.

         The seller primarily makes loans that are to be secured by the borrower's primary residence, although the seller does have a program for second homes. The seller will not make a loan secured by rental properties. The seller generally requires a minimum downpayment of 5%. A downpayment greater than 10% may be considered as a compensating factor for an exception to another guideline.

         Generally, the maximum amount financed with respect to a new manufactured house will equal the sum of

         o    130% of the manufacturer's invoice excluding freight
         o    100% of taxes, freight, fees and insurance
         o 100% of the retailer's cost for approved retailer installed options, up to 25% of the manufacturer's invoice
         o set-up expenses of $2,000 per section, up to a maximum of $6,000.

         The maximum amount financed with respect to a used manufactured home may not exceed 145% of the base National Automobile Dealers Association, called NADA, value. Subject to that limitation, the amount financed will equal the sum of:

         o    95% of the base NADA value or of a Datacomp appraisal
         o    100% of taxes, freight, fees and insurance
         o    100% of approved retailer installed options
         o set-up expenses of $2,000 per section, up to a maximum of $6,000.

         The maximum amount financed on a land-home contract is determined by reference to the invoice method or an appraisal.

         The seller changes its underwriting guidelines from time to time based on its business judgement and in response to market and competitive conditions. Exceptions to the seller's underwriting guidelines with respect to a small number of contracts were made based on various compensating factors.

         MHFC's maximum loan amounts, after adding financed insurance and fees, were $90,000 for an in park site, and $60,000 for a home located on a private site. Subject to the maximum loan amounts and loan-to-value ratios, MHFC would advance (1) 95% of the base NADA value including geographical adjustment, or invoice price, plus (2) set-up costs actually incurred by a dealer of up to $2,000 per section, up to a maximum of $6,000, plus (3) 100% of the retailer's cost for installed equipment consisting of air conditioning, skirting, steps or deck, up to the lesser of 15% of the total invoice price or $6,000.

         The maximum advance for an MHFC loan could not exceed 145% of the NADA base value, including a geographical adjustment. MHFC's maximum loan-to-value ratios varied from 85% to 95%, depending on the type of loan.

Quality control

         The seller performs a quality control review of a random sample of approximately 10% of the contracts funded from each region each month. The review involves:

         o the verification of the existence and accuracy of the credit application, the VOEs and bank deposits and appraisals for land home contracts;

         o recalculation of the borrowers income and debt-to-income ratio and review of the credit report to determine if the borrower's credit pattern complies with the seller's guidelines;

         o review of the appraisal for completeness and to determine if the appraiser is on the seller's approved list for land home contracts.

The quality control program is administered by a quality control manager who reports ultimately to the senior vice president of servicing. Quality control review results are forwarded to the district and regional managers, the senior vice president of servicing operations and the director of operations. Responses to reported exceptions are required from the regional managers within 30 days of receipt of the report of the quality review.

Servicing

         The seller services over 90% of the manufactured housing contracts that it purchases or originates and, is currently servicing approximately $1.2 billion in manufactured housing loans, including those previously securitized. Servicing responsibilities include collecting principal and interest payments, insurance premiums and other payments from borrowers and, where such contracts have been sold, remitting required payments to the applicable holders. Where necessary, the seller will force place hazard insurance, and a monthly charge is added to the borrower's loan payment to cover the premium.

         Payment processing for all contracts and collections for all contracts that are less than 30 days delinquent are performed centrally at the seller's national servicing center located in Fort Worth, Texas. Once a loan becomes 30 days delinquent, collection responsibility transfers to the appropriate region where intensive collection activity continues and ultimately, if required, repossession and resale of the collateral. The seller manages all of its non-mortgage (home only) repossession and remarketing activities through its regional office network. Due to the specialized nature and expertise required in the case of loans collateralized by real property, the seller performs mortgage foreclosure processes for land-home transactions through the national servicing center.

         The seller utilizes automated servicing processes and a variety of collection techniques, based on individual borrower history and degree of delinquency, to effect resolution. Centralized contract servicing and collection activity includes the following functions: customer service, portfolio administration, collections and quality control. Customer service consists of payment processing, insurance administration and responding to customer inquiries. Portfolio administration includes scanning and imaging of all loan documents as well as securing clear title for each home. The centralized collection operation focuses on contracts not greater than 30 days past due and provides support to the seller's regional offices in collecting delinquent accounts. The quality control function strives to ensure the integrity of the portfolio through periodic reviews and audits.

         Telephone collection attempts are initiated on the third day after the payment is due, ignoring any grace period. Collectors continue to contact borrowers by phone every three days or on the day the borrower has promised a payment, if that occurs sooner. The borrower is mailed a collection letter on the fifteenth day of delinquency, and subsequent letters are mailed at various stages of delinquency. The automated collection system is used to track collection efforts and results. The system places all delinquent loans in the appropriate collector's queue and prioritizes the loans for contact by the collector. All contact with the borrower is documented on the collection system to build a collection history on the loan. The automated collection system provides collection managers with the ability to track the productivity of individual collectors and manage the overall performance of the staff.

         The seller's experience indicates that seriously delinquent accounts are best handled by regional offices whose personnel are familiar with local market conditions and who have the ability to make field calls if necessary to meet with the borrower and/or inspect the collateral. The regional offices also manage the tracking of bankruptcies and the repossession and remarketing of collateral. When a borrower becomes thirty days delinquent, the contract is transferred to the appropriate regional office for collection. The contract remains at the region until it reaches a current status, that is less than 30 days delinquent, at which time it is transferred back to the national servicing center where it will remain unless it again reaches 30 day delinquent status.

         This contract transfer process is seamless, as all of the loan documents are electronically imaged and all the account information is available in the servicing system which is accessible from both the regional offices and the national servicing center.

                     Schedule of Collection Correspondence

 Letter #                    When Sent                                         Description
 --------                    ---------                                         -----------
     1                15 days after due date                              Late notice/ reminder
     2                 After broken promise                      Broken promise- unable to reach by phone
     3       After partial delinquent amount received      Partial payment - demand for full delinquent amount
     4       After partial delinquent amount received      Partial payment - payment arrangement/promise broken
     5             After 2nd NSF check is posted          NSF payments - future payments made by certified funds
     6              30 - 90 days after due date         Notice of Default - need full amount to avoid legal action


         Once an account is deemed uncollectible, the related property is voluntarily surrendered, abandoned or obtained through legal proceedings. Regional office personnel ensure that repossessed collateral is adequately protected, resale occurs in a timely manner and losses and repossession expenses are minimized.

         Once repossession occurs, the seller makes every effort to sell the repossessed collateral in a cost effective and timely manner. The seller utilizes an automated system to perform repossession resale analysis, track related expenses, obtain required management approval and report repossession and remarketing activity. Depending on the age and condition of the repossessed collateral, the seller may invest additional funds in order to refurbish the unit prior to sale.

Delinquency and loss experience

         The following tables set forth certain information concerning the delinquency and loan loss experience of the portfolio of manufactured housing installment sales contracts and residential mortgages serviced by the servicer as of the dates shown. Because delinquencies and loan losses are affected by a variety of economic, geographic and other factors and because there has been a large increase in number of installment sales contracts and contracts serviced by the servicer which were not outstanding long enough to give rise to some or all of the periods of delinquency or to the loan loss experience indicated in the tables below, there can be no assurance that the delinquency and loan loss experience of the contracts will be comparable to that set forth below.


                                                                         Delinquency Experience
                                                                              December 31,
                                                  -------------------------------------------------------------------
                                                     1997(5)           1998(5)            1999               2000
                                                    --------          ---------         -------            --------
Principal Balance of Assets

   Total Outstanding(1)                              $287,817,473     $714,109,660     $1,114,573,331     $1,173,929,970
   Company Originations                                                                $1,066,398,180     $1,052,849,685
   Acquisitions                                                                           $48,175,151       $121,080,285

Principal Balance of Delinquent Assets(2)

   Total 30-59 days past due                           $4,727,045       $7,800,000        $15,690,315        $19,524,365
         Company Originations                                                             $13,803,827        $15,486,369
         Acquisitions                                                                      $1,886,487         $4,037,996

   Total 60-89 days past due                           $1,174,419       $2,500,000         $4,675,484         $7,501,422
         Company Originations                                                              $4,129,221         $5,904,404
         Acquisitions                                                                        $546,263         $1,597,018

   Total 90 days or more past due(1)                   $2,083,666       $6,800,000        $11,096,613        $27,808,737
         Company Originations                                                              $9,892,088        $22,762,984
         Acquisitions                                                                      $1,204,525         $5,045,753

Total Delinquency(1)

   Total Delinquency                                   $7,985,131      $17,000,000        $31,462,412        $54,834,524
         Company Originations                                                             $27,825,136        $44,153,757
         Acquisitions                                                                      $3,637,275        $10,680,767

   Total Percentage(3)                                      2.77%            2.39%              2.82%              4.67%
         Company Originations                                                                   2.61%              4.19%
         Acquisitions                                                                           7.55%              8.82%

   Total Percentage(4)                                                       1.68%              2.25%              3.75%
         Company Originations                                                                   2.03%              3.32%
         Acquisitions                                                                           6.92%              7.49%
--------------------


(1) Includes contracts already in repossession and mortgage loans already in foreclosure.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, payments on a contract or mortgage loan due on the first day of the month are not 30 days delinquent until the first day of the next month.

(3) As a percentage of the principal balance of contracts and mortgage loans outstanding at month end.

(4) Excluding contracts already in repossession and mortgage loans already in foreclosure.

(5)      Breakout data for Company Originations and Acquisitions not available.


                                                                          Loan Loss Experience
                                                                              December 31,
                                                  -------------------------------------------------------------------
                                                     1997(4)           1998(4)            1999               2000
                                                    --------          ---------         -------            --------
Principal Balance of Assets

   Total Outstanding(1)                              $287,817,473     $714,109,660     $1,114,573,331      $1,173,929,970
   Company Originations                                                                $1,066,398,180      $1,052,849,685
   Acquisitions                                                                           $48,175,151        $121,080,285

   Gross losses (gains)(2)                               $541,546       $3,700,813        $13,047,698         $31,511,339
         Company Originations                            $391,610       $2,317,198        $10,786,459         $24,037,933
         Acquisitions                                    $149,936       $1,383,615         $2,261,239          $7,473,406

   Net losses (gains) (3)                                $475,119       $3,264,937        $11,580,272         $27,992,727
         Company Originations                            $338,069       $2,057,650         $9,652,538         $21,427,889
         Acquisitions                                    $137,050       $1,207,287         $1,927,734          $6,564,838

   Gross losses (gains)(2)                                  0.19%            0.52%              1.17%               2.68%
         Company Originations(4)                                                                1.01%               2.28%
         Acquisitions(4)                                                                        4.69%               6.17%

   Net losses (gains) (3)                                   0.17%            0.46%              1.04%               2.38%
         Company Originations(4)                                                                0.91%               2.04%
         Acquisitions(4)                                                                        4.00%               5.42%
-------------------


(1) Includes contracts already in repossession and mortgage loans already in foreclosure.

(2) The calculation of gross losses includes the principal balance of the contract at the time of repossession plus accrued interest up to the date of disposition of the repossessed unit plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage (annualized) of the total principal balance of contracts being serviced at period end.

(3) The calculation of net losses includes the principal balance of the contract at the time of repossession plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage (annualized) of the total principal balance of contracts being serviced at period end.

(4)      Breakout data for Company Originations and Acquisitions not available.


Management's Discussion and Analysis of the Delinquency and Loss Experience

         Management of the servicer has not yet observed any material economic development in the general business environment of the country or in local areas where the seller sources its manufactured housing contracts which has unfavorably affected portfolio performance in relation to delinquencies. However, recovery rates have declined in the period from 1999 through year end of 2000 due to an increased supply of repossessions and new manufactured homes in the marketplace. Management anticipates that recovery rates will remain below historical averages through the remainder of 2001. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. Information regarding the geographic location, at origination, of the manufactured homes securing the contracts in the contract pool is set forth under "The Contract Pool" in this prospectus supplement.

                               The Contract Pool

         This prospectus supplement contains information regarding a portion of the contracts to be included in the pool as of the closing date. These initial contracts consist of manufactured housing installment sale contracts and installment loan agreements originated through January 31, 2001. The seller will transfer additional manufactured housing contracts to the trust on the closing date and, if necessary, the seller will transfer other subsequent manufactured housing contracts to the trust from time to time after the closing date until June 26, 2001. Although these additional contracts and subsequent contracts will have characteristics that differ somewhat from the initial contracts we describe in this prospectus supplement, the seller does not expect that their characteristics will vary materially from the initial contracts. The subsequent contracts, if any, will represent no more than 25% of the original principal balances of the certificates. In addition, all additional contracts and subsequent contracts must conform to the representations and warranties in the pooling and servicing agreement. See "Description of the Certificates--Conveyance of Subsequent Contracts and Pre-Funding Account."

         With respect to any contract transferred to the trust, the trust is entitled to all payments due or made on that contract after the related cut-off date. The cut-off date for the initial contracts is January 31, 2001 and the cut-off date for the additional contracts is March 2, 2001. The cut-off date for any subsequent contract delivered to the trust after the closing date will be the last day of the month in which the contract is transferred to the trust or the last day of the preceding month as specified in the related subsequent transfer agreement.

         The seller expects that the contracts will have an aggregate principal balance as of the date of their transfer to the trust of approximately $165,000,000. The initial contracts have an aggregate principal balance as of their cut-off date of $98,093,067.29, or approximately 59% of the contract pool. All of the contracts will have been originated or acquired by a manufactured housing dealer and purchased by the seller from the dealer, or will have been originated or acquired by the seller directly, in either case in the ordinary course of business.

         Manufactured housing installment sale contracts and manufactured housing installment loan agreements are referred to in this prospectus supplement as manufactured housing contracts or contracts. Each contract will be secured by a manufactured home or, in the case of a land-and-home contract, will be secured by a lien on real estate to which the manufactured home is deemed permanently affixed. As of the cut-off date, a total of $1,249,349.59, or 1.27% by aggregate principal amount of the initial contracts, were land-and-home contracts.

         Approximately 99.69% of the initial contracts will bear a fixed rate of interest. There are 6 initial contracts that bear interest at a variable rate of interest. The fixed rate contracts provide for level payments over the entire term of the contract.

         The initial contracts were originated between April 1997 and December 2000. Approximately 88.52% of the aggregate principal amount of the initial contracts is attributable to loans to purchase manufactured homes which were new and approximately 11.48% is attributable to loans to purchase manufactured homes which were used at the time the related initial contract was originated. All of the initial contracts are conventional contracts and none are FHA-insured or VA-guaranteed. The contract rate on the initial contracts ranged from 8.75% to 16.00% with a weighted average of approximately 11.76%. The initial contracts have remaining maturities, as of the cut-off date, of at least 35 months but not more than 360 months and original maturities of at least 60 months but not more than 360 months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of 327 months. The average outstanding principal balance of the initial contracts as of the cut-off date was $40,974.55 and the outstanding principal balances of the initial contracts as of the cut-off date ranged from $6,132 to $151,745. The obligors on the initial contracts are located in 35 states. The obligors on approximately 23.73% of the initial contracts by remaining principal balance are located in Texas, 7.43% in Georgia, 7.14% in North Carolina, 6.53% in Michigan, 5.22% in Alabama and 5.15% in South Carolina. No other state represents more than 5% of the initial contracts.

         Approximately 97.57% of the initial contracts are simple interest contracts. The remaining contracts are all actuarial contracts.

         The scheduled payments for each simple interest contract would, if made exactly on their respective due dates, result in a nearly full amortization of the contract. However, pursuant to a simple interest contract, interest is computed and charged to the Obligor on the outstanding principal balance of the related contract based on the number of days elapsed between the date through which interest was last paid on the contract through receipt of the Obligor's most current payment, and the portions of each scheduled payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged. Thus, the portions of each scheduled payment allocable to principal and interest will depend on the amount of interest accrued to the date payment is received. For example, if less than a full month has elapsed between the interest paid-to date and the next date payment is made on the contract, the amount of interest actually paid by the Obligor will be less than a full month's interest on the principal balance of the contract. Conversely, if more than a full month has elapsed between payments on a contract, the amount of interest actually paid by the Obligor will be greater than a full month's interest on the principal balance of the contract. No scheduled payment on a simple interest contract will be considered to be delinquent once 90% of the amount thereof is received. Late payments or payments of less than 100% of any scheduled payment on a simple interest contract will result in the contract amortizing more slowly than originally scheduled, creating a balance due at maturity.

         Under certain circumstances, the amount of accrued interest on a simple interest contract could exceed the amount of the scheduled payment. This could happen, for example, in the case of delinquency, or in the case of the first scheduled payment due after one or more scheduled payments have been paid ahead as described in the previous paragraph, because interest continues to accrue on simple interest contracts during the months in which the paid-ahead scheduled payments would have become due. In such event, the entire amount of the payment will be allocated to interest, and although some accrued interest will remain unpaid, the unpaid interest will not be added to the principal balance of the contract and will not bear interest.

         The loan-to-value ratio for a contract is determined using the following methods, depending on the source of the contract. The following definitions refer to the variables in the following description of the loan-to-value calculations:

         L = loan-to-value ratio

         P = principal balance of the contract (amount financed)

         D = down payment (down payment is the sum of cash, trade-in and land value)

         V = value of the manufactured home (determined either through an appraisal or by reference to NADA Mobile/Manufactured Housing Appraisal Guide).

         With respect to retail contracts sourced through dealers or brokers, land home contracts sourced through dealers and correspondents, direct private sales and bulk purchases, the loan-to-value ratio is determined utilizing the following formula:

         L = P/(D+P).

         With respect to refinancings and private sales sourced through brokers and correspondents, the loan-to-value ratio is determined using the following formula:

         L = P/V.

         Due to rounding, the percentages in the following tables may not sum to 100%.

         The tables below describe additional characteristics of the initial contracts as of the related cut- off date. The geographical distribution of the initial contract obligors is based upon the obligor's billing address.


                               Geographical Distribution of Initial Contract Obligors

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding     Principal Balance
States                                                 Cut-off Date        as of Cut-off Date     as of Cut-off Date
------                                                ----------------    --------------------    -------------------
Texas.........................................              547            $23,274,821.85                 23.73%
Georgia.......................................              164              7,291,723.80                  7.43
North Carolina................................              170              7,003,716.10                  7.14
Michigan......................................              162              6,401,462.57                  6.53
Alabama.......................................              131              5,116,992.25                  5.22
South Carolina................................              126              5,054,129.26                  5.15
Florida.......................................               99              4,289,473.32                  4.37
Mississippi...................................              116              4,167,358.53                  4.25
California....................................               64              4,122,269.74                  4.20
Kentucky......................................              111              3,598,806.64                  3.67
West Virginia.................................               95              3,524,773.41                  3.59
Tennessee.....................................               89              3,382,454.36                  3.45
Ohio..........................................               71              2,615,223.01                  2.67
Indiana.......................................               67              2,175,089.93                  2.22
Oklahoma......................................               52              2,169,101.72                  2.21
Arizona.......................................               44              2,129,513.64                  2.17
Virginia......................................               50              1,959,401.90                  2.00
Arkansas......................................               47              1,855,897.34                  1.89
New Mexico....................................               36              1,697,898.54                  1.73
Missouri......................................               38              1,266,528.42                  1.29
Washington....................................               18                884,960.91                  0.90
Oregon........................................               15                820,709.64                  0.84
Colorado......................................               16                752,706.14                  0.77
Idaho.........................................               16                639,161.19                  0.65
Maryland......................................               11                503,006.33                  0.51
Kansas........................................                9                275,168.23                  0.28
Minnesota.....................................                5                229,817.39                  0.23
New York......................................                6                229,617.28                  0.23
Pennsylvania..................................                4                209,289.16                  0.21
Illinois......................................                7                174,323.34                  0.18
Delaware......................................                2                 96,615.66                  0.10
Nevada........................................                2                 77,425.90                  0.08
Iowa..........................................                2                 49,876.42                  0.05
Montana.......................................                1                 35,998.10                  0.04
Vermont.......................................                1                 17,755.27                  0.02
                                                      ----------------    --------------------    -------------------
     Total.....................................           2,394            $98,093,067.29                100.00%
                                                      ================    =====================   ===================



                                      Years of Origination of Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding     Principal Balance
Year of Origination                                    Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------------                                   ----------------    --------------------    -------------------
1997...........................................                    10               $280,066.38                0.29%
1998...........................................                    20                678,488.76                0.69
1999...........................................                    58              2,005,580.62                2.04
2000...........................................                 2,306             95,128,931.53               96.98
                                                      ----------------    --------------------    -------------------
     Total.....................................                 2,394            $98,093,067.29              100.00%
                                                      ================    =====================   ===================


                                  Distribution of Original Initial Contract Amounts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
Original Contract                                     Contracts as of     Balance Outstanding     Principal Balance
Amount (in Dollars)                                    Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------------                                   ----------------    --------------------    -------------------
Less than $10,000.01...........................                8               $67,342.76                 0.07%
Between $10,000.01 and $20,000.00..............              177            $2,824,006.45                 2.88
Between $20,000.01 and $30,000.00..............              467            11,955,323.52                12.19
Between $30,000.01 and $40,000.00..............              588            20,434,520.68                20.83
Between $40,001.01 and $50,000.00..............              482            21,426,817.62                21.84
Between $50,000.01 and $60,000.00..............              376            20,527,974.91                20.93
Between $60,000.01 and $70,000.00..............              196            12,570,136.62                12.81
Between $70,000.01 and $80,000.00..............               61             4,493,903.50                 4.58
Between $80,000.01 and $90,000.00..............               19             1,576,059.87                 1.61
Between $90,000.01 and $100,000.00.............                9               851,893.69                 0.87
Between $100,000.01 and $110,000.00............                5               521,565.76                 0.53
Between $110,000.01 and $120,000.00............                1               111,067.31                 0.11
Between $140,000.01 and $150,000.00............                3               430,205.40                 0.44
Between $150,000.01 and $160,000.00............                2               302,249.20                 0.31
                                                      ----------------    --------------------    -------------------
     Total.....................................            2,394           $98,093,067.29               100.00%
                                                      ================    =====================   ===================

The largest original initial contract amount is $152,427.00, which represents
0.16% of the aggregate principal balance of the initial contracts as of the cut-off date.


                          Distribution of Original Loan-to-Value Ratios of Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
                                                      Contracts as of     Balance Outstanding     Principal Balance
Loan-to-Value Ratio                                    Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------------                                   ----------------    --------------------    -------------------
25.01% to 30.00................................              4                 $92,413.69                   0.09%
30.01% to 35.00................................              2                  16,575.71                   0.02
35.01% to 40.00................................              4                  48,102.62                   0.05
40.01% to 45.00................................              6                 102,127.82                   0.10
45.01% to 50.00................................              8                 168,547.02                   0.17
50.01% to 55.00................................              9                 205,978.55                   0.21
55.01% to 60.00................................             17                 503,984.80                   0.51
60.01% to 65.00................................             29                 897,182.45                   0.91
65.01% to 70.00................................             22                 681,894.33                   0.70
70.01% to 75.00................................             39               1,465,503.64                   1.49
75.01% to 80.00................................            351              13,178,727.01                  13.43
80.01% to 85.00................................            314              11,902,449.41                  12.13
85.01% to 90.00................................            819              36,417,437.57                  37.13
90.01% to 95.00................................            765              32,256,163.96                  32.88
95.01% to 100.00...............................              5                   155,978.71                 0.16
                                                      ----------------    --------------------    -------------------
     Total.....................................          2,394               $98,093,067.29              100.00%
                                                      ================    =====================   ===================

                                                Initial Contract Rates

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
Range of Contracts by                                 Contracts as of     Balance Outstanding     Principal Balance
Contract Rate                                          Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------                                         ----------------    --------------------    -------------------

8.000      -    8.999.............................            4                $294,184.09                0.30%
9.000      -    9.999.............................           37               1,928,522.46                1.97
10.000     -    10.999............................          563              28,373,174.25               28.92
11.000     -    11.999............................          745              32,041,846.97               32.66
12.000     -    12.999............................          599              21,827,394.75               22.25
13.000     -    13.999............................          320              10,262,733.23               10.46
14.000     -    14.999............................          107               2,908,441.49                2.96
15.000     -    15.999............................           18                 434,856.87                0.44
16.000     -    16.999............................            1                   21,913.18               0.02
                                                      ----------------    --------------------    -------------------
     Total.....................................           2,394              $98,093,067.29             100.00%
                                                      ================    =====================   ===================


                                  Remaining Months to Maturity of Initial Contracts

                                                                                                  % of Contract Pool
                                                         Number of        Aggregate Principal       by Outstanding
Months Remaining                                      Contracts as of     Balance Outstanding     Principal Balance
Contract Rate                                          Cut-off Date        as of Cut-off Date     as of Cut-off Date
-------------                                         ----------------    --------------------    -------------------
31 to 60.......................................               3                  $22,298.41               0.02%
61 to 90.......................................              23                  369,503.13               0.38
91 to120.......................................              69                1,459,515.34               1.49
121 to 150.....................................              11                  196,336.84               0.20
151 to 180.....................................             151                4,120,147.58               4.20
211 to 240.....................................             275                8,188,722.53               8.35
241 to 270.....................................              14                  513,814.04               0.52
271 to 300.....................................             328               10,810,401.80              11.02
331 to 360.....................................           1,520               72,412,327.62              73.82
                                                      ----------------    --------------------    -------------------
     Total.....................................           2,394              $98,093,067.29             100.00%
                                                      ================    =====================   ===================


         Subsequent Contract Criteria. Following the addition of the subsequent contracts, the contracts in the aggregate will have the following characteristics as of the related cut-off dates:

              (1) the weighed average loan-to-value ratio will not exceed
              88.25%;

              (2) the weighted average contract rate will be no less than 11.72%;

              (3) at least 71% of the manufactured homes will be multi-wide manufactured homes;

              (4) at least 66% of the manufactured homes will be on private land;

              (5) at least 88% of the manufactured homes will be new manufactured homes;

              (6) at least 1% of the contracts will be land-home contracts;

              (7) no subsequent contract will be more than 30-days delinquent as of the related cut-off date;

              (8) no more than 4.0% of the contracts will be refinancings made in connection with repossession;

              (9) no more than 25% of the contracts will be secured by manufactured homes located in Texas; and

              (10) the weighted average FICO score of the obligors will be at least 675.


                      Yield and Prepayment Considerations


         The contracts may be prepaid in full or in part at any time without penalty. The prepayment experience of the contracts, including prepayments due to liquidations of defaulted contracts, will affect the average life of the certificates. It is expected that a number of the contracts will be prepaid before their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of contracts due to breaches of representations and warranties have the effect of prepaying those contracts and therefore would affect the average life of the certificates. The prepayment experience on manufactured housing contracts varies greatly. Most of the contracts contain a due-on-sale clause that would permit the servicer to accelerate the maturity of a contract upon the sale of the related manufactured home. In the case of those contracts that do contain due-on-sale clauses, the servicer will permit assumptions of those contracts if the purchaser of the related manufactured home satisfies the then-current underwriting standards of the seller.

         As with fixed rate obligations generally, the rate of prepayment on a pool of contracts with fixed rates is affected by prevailing market rates for contracts of a comparable term and risk level. When the market interest rate is below the contract rate, obligors may have an increased incentive to refinance their contracts. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell their manufactured homes or refinance their contracts in order to realize their equity in the manufactured home, to meet cash flow needs or to make other investments. However, depreciation of the value of the manufactured homes may limit the ability to accomplish these goals. We cannot assure you as to the level of prepayments the contracts will experience.

         The allocation of distributions to the Class A certificateholders on each distribution date on which the Class M-1 distribution test is not satisfied, on each distribution date on which the Class M-2 distribution test is not satisfied, or on each distribution date on which the Class B-1 distribution test is not satisfied, will have the effect of accelerating the amortization of the Class A certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Class A principal balance, the Class M-1 principal balance, the Class M-2 principal balance and the Class B-1 principal balance. If you purchase a Class A certificate at a discount and you calculated your anticipated yield to maturity based on an assumed rate of payment of principal on the Class A certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated.

         On any distribution date on which the Class M-1 distribution test, the Class M-2 distribution test and the Class B-1 distribution test are not satisfied, the Class A certificateholders will receive 100% of the Formula Principal Distribution Amount, as described under "Description of the Certificates--Distributions" and "--Principal," subject to the limit of the amount available for distribution. The rate of principal payments on the Class M certificates and Class B-1 certificates and the aggregate amount of distributions on the Class M certificates and Class B-1 certificates will be affected by the rate of obligor defaults resulting in delinquencies on the contracts and losses on liquidated contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Certificates--Subordination of Class M Certificates and Class B-1 Certificates" for a description of the manner in which such losses are borne by the Class M certificates and the Class B-1 certificates. If you purchase the Class B-1 certificates or a class of Class M certificates at a discount and you calculate your anticipated yield to maturity based on an assumed rate of payment of principal on the Class B-1 certificates or Class M certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated. Since it is not expected that the Class M or Class B-1 Certificates will receive distributions in respect of principal until the distribution date in April 2005, the weighted average lives of such classes will be longer than would otherwise be the case and the effect on the market value of those classes of certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for the Class A certificates. See "Description of the Certificates--Distributions," and "--Principal."

         The certificate rates of the Class A-5, Class A-6, Class M-1, Class M-2 and Class B-1 Certificates will be capped by the weighted average of the contract rates of the contracts, net of the rate at which the trustee fee, the servicing fee and the backup servicing fee are calculated. Disproportionate prepayments of contracts with net contract rates higher than the certificate rates for any of the Class A-5, Class A-6, Class M-1, Class M-2 or Class B-1 certificates will increase the possibility that the certificate rate for that class of certificates will be lowered to the weighted average of the net contract rates. There is no mechanism to compensate the holder of the related classes for any cap on the certificate rate.

         In addition to the foregoing factors affecting the weighted average life of the certificates, the overcollateralization provisions of the trust result in a limited acceleration of the certificates relative to the amortization of the contracts during the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the certificates. This acceleration feature creates overcollateralization which results from the excess of the aggregate contract principal balance over the aggregate certificate principal balance. Once the required level of overcollateralization is reached, the overcollateralization feature will cease, unless necessary to maintain the required level of overcollateralization.

         The seller and the servicer cannot assure you that the delinquency or repossession experience described under "The Seller and Servicer--Delinquency, Loan Loss and Repossession Experience" will be representative of the results that may be experienced on the contracts.

         On or after any distribution date, if any, on which the aggregate certificate principal balance of the certificates is greater than the aggregate contract principal balance, if the available distribution amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the certificateholders, those certificateholders will absorb, in the order described in this prospectus supplement:

              (1) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of liquidation expenses and Monthly Advances, are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average certificate rate plus the percentage rate used to calculate the monthly servicing fee, trustee fee and backup servicing fee; and

              (2) other shortfalls in the available distribution amount, and will incur a loss on their investments. See "Description of the Certificates--Losses on Liquidated Contracts" in this prospectus supplement.

         In the event that there were a sufficiently large number of delinquencies on the contracts in any due period that were not covered by Monthly Advances as described in this prospectus supplement, the amounts paid to some certificateholders could be less than the amount of principal and interest that would otherwise be payable on those certificates with respect to that due period. In that event, even if delinquent payments on those contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the affected certificates would be reduced, and under some circumstances, it is possible that sufficient amounts might not be available for the ultimate payment of all principal of those certificates plus accrued interest thereon at the related certificate rate, thus also reducing the effective yield on those certificates.

         If the aggregate of the principal balances of the offered certificates exceeds the sum of the pool principal balance and the amount on deposit in the pre-funding account, that excess will be applied as a reduction in the adjusted principal balance of the most subordinate class of offered certificates then outstanding. As a result of that reduction, less interest will accrue on that class of certificates than would otherwise be the case.

         The servicer has the right to purchase from the trust all remaining contracts, and effect early retirement of the certificates, on any distribution date when the pool principal balance is less than or equal to 10% of the sum of the cut-off date principal balance of the initial and additional contracts and the original pre-funded amount. The amount paid by the servicer will be distributed to all outstanding certificateholders on the distribution date occurring in the month following the date of purchase. If the servicer does not exercise its option to purchase all remaining contracts described in this paragraph, the trustee will attempt to conduct an auction sale of the remaining contracts that would have the same result for certificateholders as the optional purchase. See "Description of the Certificates--Purchase Option; Auction Sale."

         The trustee will establish and the seller will fund a pre-funding account on the closing date to provide the trust with sufficient funds to purchase subsequent contracts. Any amounts remaining in the pre-funding account which have not been used to purchase subsequent contracts will be paid to the Class A-1 certificates. If the amount remaining in the pre-funding account is greater than the remaining principal balance of the Class A-1 certificates, any additional amounts shall be distributed as an additional payment of principal on the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates sequentially until each class is retired. The seller believes that substantially all of the amounts in the account will be used to acquire subsequent contracts. It is unlikely, however, that the aggregate principal amount of subsequent contracts purchased by the trust will be identical to the amount in the pre-funding account, and consequently, the Class A-1 certificateholders will receive some prepayment of principal. See "Description of Certificates--Conveyance of Subsequent Contracts and Pre-Funding Account."

         Although partial prepayments of principal on contracts are applied on scheduled payment dates for the contracts or, in the case of simple interest contracts, on the date of receipt, obligors are not required to pay interest on contracts after the date of a full prepayment of principal. As a result, full prepayments on contracts in advance of the scheduled payment dates for these contracts in any due period will reduce the amount of interest received from obligors during the due period. Subject to the availability of the subordination provided by the Class M and Class B-1 certificates, the subordination would apply to the net shortfall of interest received on account of prepayments in full in any due period so that the amount of interest paid on the Class A certificates on the following distribution date should not be affected by the shortfall.

         The expected final scheduled payment date on the initial contract with the latest maturity is in March 2031. The expected final scheduled distribution date of each class of certificates, based on the assumptions that there are no defaults, prepayments or delinquencies on payments due under the contracts and that the repurchase option has not been exercised and that there has been no auction sale, are as follows:

                                                          Expected Final
                       Class                              Distribution Date
                       -----                              -----------------

                     Class A-1
                     Class A-2
                     Class A-3
                     Class A-4
                     Class A-5
                     Class A-6
                     Class M-1
                     Class M-2
                     Class B-1


Weighted Average Life of the Certificates

         The following information is intended to illustrate the effect of prepayments of the contracts on the weighted average life of the Class A certificates, Class M certificates and Class B-1 certificates under the stated assumptions and is not a prediction of the prepayment rate that the contracts might actually experience.

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A, Class M and Class B-1 certificates will be influenced by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of monthly payments or prepayments. For this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of contracts. Prepayments on contracts may be measured by a prepayment standard or model. The model we use in this prospectus supplement, the manufactured housing prepayment model ("MHP"), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per year of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional 0.1% per year in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts, 100% MHP assumes a constant prepayment rate of 6.0% per year.

         As used in the following tables, 100% MHP assumes the contracts will prepay at rates of 100% of the MHP assumed prepayment rates; 125% MHP assumes the contracts will prepay at rates of 125% of the MHP assumed prepayment rates;150% assumes the contracts will prepay at rates of 150% of the MHP assumed prepayment rates, and so forth.

         We cannot assure you, however, that prepayment of the contracts owned by the trust will conform to any level of the MHP, and the depositor and the seller make no representation that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their manufactured homes or default on their contracts. Increased competition among manufactured housing lenders has had the effect of increasing the prepayment rates of manufactured housing contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of contracts secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on these contracts, the contracts are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by these contracts. Conversely, if prevailing interest rates rise above the interest rates on the contracts, the rate of prepayment would be expected to decrease.

         As described under "Description of the Certificates--Distributions," payments of principal on the Class M-1 certificates will not commence until the distribution date on which (1) the Class A principal balance has been reduced to zero or (2) the Class M-1 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates while increasing the respective interest in the trust of the Class M and Class B-1 certificates. As described under "Description of the Certificates--Distributions," payments of principal on the Class M-2 certificates will not commence until the distribution date on which (a) the Class A principal balance and Class M-1 principal balance have been reduced to zero or (b) the Class M-2 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates and Class M-1 certificates while increasing the respective interest in the trust of the Class M-2 certificates and Class B-1 certificates. As described under "Description of the Certificates--Distributions," payments of principal on the Class B-1 certificates will not commence until the distribution date on which
(1) the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have been reduced to zero or (2) the Class B-1 distribution test is satisfied. This will have the effect of accelerating the amortization of the Class A certificates and Class M certificates while increasing the respective interest in the trust of the Class B-1 certificates.

         The percentages and weighted average lives in the following tables were determined assuming that:

         (1) scheduled interest and principal payments on the contracts are received in a timely manner on their respective due dates and prepayments are made at the indicated percentages of the MHP listed in the table;

         (2) the servicer exercises its right to purchase the contracts on the first possible date, as described under "Description of the Certificates--Purchase Option; Auction Sale";

         (3) the aggregate principal balance of the initial contracts as of the cut-off date is $98,093,067.29 and the initial contracts have the characteristics described under "The Contract Pool" and have their first scheduled payment due on or before April 2001;

         (4) the additional contracts and subsequent contracts will have the characteristics listed in the table following this paragraph and will have their first scheduled payment due in March 2001, with respect to the additional contracts, and June 2001, with respect to the subsequent contracts;

         (5) each class of certificates has the approximate principal amount and the certificate rate shown for that class under "Summary of the Terms of the Offered Certificates;"

         (6) no interest shortfalls will arise because of prepayment in full of the contracts;

         (7)  no delinquencies or losses are experienced on the contracts;

         (8) distributions are made on the certificates on the fifteenth day of each month, commencing in April 2001;

         (9) the aggregate of the trustee fee rate, the servicing fee rate and the backup servicing fee rate is 1.10% per annum of the principal balance of the contracts; and

         (10) the certificates are issued on March 28, 2001.

         We cannot assure you that the servicer will exercise its purchase option. If the purchase option is not exercised, we cannot assure you that any auction of the trust property will be successful.

         We make no representation that the contracts will not experience delinquencies or losses.

Assumed Characteristics of Additional Contracts and Subsequent Contracts as of the Cut-off Date

         The following are the assumed characteristics of the additional contracts as of the cutoff date:


                                                                           Weighted Average
                           Aggregate Principal      Weighted Average        Remaining Term        Weighted Average
        Contract           Balance Outstanding   Original Term (months)        (months)             Contract Rate
---------------------    ---------------------- ------------------------  --------------------  --------------------
     A                          $932,175.28               120                     120                   12.160%
     B                           981,232.17               180                     180                   11.982
     C                         1,280,039.70               240                     240                   12.150
     D                         1,869,110.57               300                     300                   12.483
     E                        21,006,874.98               360                     360                   11.516
                         ---------------------- ------------------------  --------------------  --------------------

         The following are the assumed characteristics of the subsequent contracts as of the cutoff date:

                                                                           Weighted Average
                           Aggregate Principal      Weighted Average        Remaining Term        Weighted Average
        Contract           Balance Outstanding   Original Term (months)        (months)             Contract Rate
---------------------    ---------------------- ------------------------  --------------------  --------------------
     A                        $1,460,243.06               120                     120                   12.160%
     B                         1,537,090.17               180                     180                   11.982
     C                         2,005,169.11               240                     240                   12.150
     D                         2,927,942.62               300                     300                   12.483
     E                        32,907,055.04               360                     360                   11.516
                         ---------------------- ------------------------  --------------------  --------------------


         It is not likely that contracts will prepay at any constant percentage of the MHP to maturity or that all contracts will prepay at the same rate. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         Based on the foregoing assumptions, the following tables show the percentages of the original principal balance of each class of offered certificates that would be outstanding after each of the distribution dates shown at the indicated percentages of the MHP and the corresponding weighted average lives of each class of certificates.

         The weighted average life of each class of certificates listed in the tables below is determined by (1) multiplying the amount of cash distributions in reduction of the principal balance of the certificate by the number of years from the date of issuance of certificate to the stated distribution date, (2) adding the results, and (3) dividing the sum by the initial principal balance of the certificate.

                                    Percentage of the Original Principal Balance of the Class A-1
                                          Certificates at the Respective Percentages of the
                                                          MHP Listed Below:

Distribution Date                           100%     125%    150%     175%    200%    250%     300%
-----------------                           ----     ----    ----     ----    ----    ----     -----
Initial Percentage.....................     100%     100%    100%     100%    100%    100%     100%
March, 2002............................
March, 2003............................
March, 2004............................
March, 2005............................
Weighted Average Life (Years)..........

                                    Percentage of the Original Principal Balance of the Class A-2
                                          Certificates at the Respective Percentages of the
                                                          MHP Listed Below:


Distribution Date                           100%     125%    150%     175%    200%    250%     300%
-----------------                           ----     ----    ----     ----    ----    ----     -----
Initial Percentage.....................     100%     100%    100%     100%    100%    100%     100%
March, 2002............................
March, 2003............................
March, 2004............................
March, 2005............................
Weighted Average Life (Years)..........

                                    Percentage of the Original Principal Balance of the Class A-3
                                          Certificates at the Respective Percentages of the
                                                          MHP Listed Below:

Distribution Date                           100%     125%    150%     175%    200%    250%     300%
-----------------                           ----     ----    ----     ----    ----    ----     -----
Initial Percentage.....................     100%     100%    100%     100%    100%    100%     100%
March, 2002............................
March, 2003............................
March, 2004............................
March, 2005............................
March, 2006............................
March, 2007............................
March, 2008............................
Weighted Average Life (Years)..........

                                    Percentage of the Original Principal Balance of the Class A-4
                                          Certificates at the Respective Percentages of the
                                                          MHP Listed Below:

Distribution Date                           100%     125%    150%     175%    200%    250%     300%
-----------------                           ----     ----    ----     ----    ----    ----     -----
Initial Percentage.....................     100%     100%    100%     100%    100%    100%     100%
March, 2002............................
March, 2003............................
March, 2004............................
March, 2005............................
March, 2006............................
March, 2007............................
March, 2008............................
March, 2009............................
March, 2010............................
March, 2011............................
March, 2012............................
Weighted Average Life (Years)..........


                                    Percentage of the Original Principal Balance of the Class A-5
                                          Certificates at the Respective Percentages of the
                                                          MHP Listed Below:

Distribution Date                         100%     125%     150%    175%     200%     250%     300%
-----------------                         ----     ----     ----    ----     ----     ----     -----
Initial Percentage.................       100%     100%     100%    100%     100%     100%     100%
March, 2002........................
March, 2003........................
March, 2004........................
March, 2005........................
March, 2006........................
March, 2007........................
March, 2008........................
March, 2009........................
March, 2010........................
March, 2011........................
March, 2012........................
March, 2013........................
March, 2014........................
March, 2015........................
March, 2016........................
March, 2017........................
March, 2018........................
March, 2019........................
March, 2020........................
Weighted Average Life (Years)......


                                    Percentage of the Original Principal Balance of the Class A-6
                                          Certificates at the Respective Percentages of the
                                                          MHP Listed Below:

Distribution Date                         100%     125%     150%    175%     200%     250%     300%
-----------------                         ----     ----     ----    ----     ----     ----     -----
Initial Percentage.................       100%     100%     100%    100%     100%     100%     100%
March, 2002........................
March, 2003........................
March, 2004........................
March, 2005........................
March, 2006........................
March, 2007........................
March, 2008........................
March, 2009........................
March, 2010........................
March, 2011........................
March, 2012........................
March, 2013........................
March, 2014........................
March, 2015........................
March, 2016........................
March, 2017........................
March, 2018........................
March, 2019........................
March, 2020........................
Weighted Average Life (Years)......


                                    Percentage of the Original Principal Balance of the Class M-1
                                          Certificates at the Respective Percentages of the
                                                          MHP Listed Below:

Distribution Date                         100%     125%     150%    175%     200%     250%     300%
-----------------                         ----     ----     ----    ----     ----     ----     -----
Initial Percentage.................       100%     100%     100%    100%     100%     100%     100%
March, 2002........................
March, 2003........................
March, 2004........................
March, 2005........................
March, 2006........................
March, 2007........................
March, 2008........................
March, 2009........................
March, 2010........................
March, 2011........................
March, 2012........................
March, 2013........................
March, 2014........................
March, 2015........................
March, 2016........................
March, 2017........................
March, 2018........................
March, 2019........................
March, 2020........................
Weighted Average Life (Years)......


                                    Percentage of the Original Principal Balance of the Class M-2
                                          Certificates at the Respective Percentages of the
                                                          MHP Listed Below:

Distribution Date                         100%     125%     150%    175%     200%     250%     300%
-----------------                         ----     ----     ----    ----     ----     ----     -----
Initial Percentage.................       100%     100%     100%    100%     100%     100%     100%
March, 2002........................
March, 2003........................
March, 2004........................
March, 2005........................
March, 2006........................
March, 2007........................
March, 2008........................
March, 2009........................
March, 2010........................
March, 2011........................
March, 2012........................
March, 2013........................
March, 2014........................
March, 2015........................
March, 2016........................
March, 2017........................
March, 2018........................
March, 2019........................
March, 2020........................
Weighted Average Life (Years)......


                                    Percentage of the Original Principal Balance of the Class B-1
                                          Certificates at the Respective Percentages of the
                                                          MHP Listed Below:

Distribution Date                         100%     125%     150%    175%     200%     250%     300%
-----------------                         ----     ----     ----    ----     ----     ----     -----
Initial Percentage.................       100%     100%     100%    100%     100%     100%     100%
March, 2002........................
March, 2003........................
March, 2004........................
March, 2005........................
March, 2006........................
March, 2007........................
March, 2008........................
March, 2009........................
March, 2010........................
March, 2011........................
Weighted Average Life (Years)......


                        Description of the Certificates


         The certificates will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe the material provisions of the pooling and servicing agreement.

General

         The certificates will be issued in denominations of $1,000 and multiples of $1 and will evidence undivided ownership interests in the trust. Definitive certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "--Registration of Certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The certificates evidence undivided interest in the contract pool and certain other property held in trust for the benefit of the certificateholders. The Class A certificates will evidence approximate 77% undivided interest in the trust. The Class M-1 certificates will evidence an approximate 8.75% undivided interest in the trust. The Class M-2 certificates will evidence an approximate 7.75% undivided interest in the trust. The Class B-1 certificates will evidence an approximate 5.50% undivided interest in the trust. Initially, the overcollateralization amount will equal 1% of the aggregate cut-off date principal balance of the contracts included in the trust as of the closing date and the original pre-funded amount.

         The trust includes (1) the contract pool, including all rights to receive payments on the contracts received after the related cut-off date; (2) the amounts held from time to time in the certificate account and the pre-funding account; (3) any property which initially secured a contract and which is acquired in the process of realizing thereon; (4) the amounts held from time to time in the distribution account; and (5) the proceeds of all insurance policies described in this prospectus supplement.

         The seller will convey the contracts to the depositor and the depositor will convey the contracts to the trustee on behalf of the trust on the closing date. The servicer will service the contracts pursuant to the pooling and servicing agreement. The contract documents will be held by the trustee.

         Distributions of principal, interest or both to the holders of the offered certificates will be made on each distribution date beginning in April 2001 to the person in whose names the certificates are registered on the Record Date. The Record Date with respect to the certificates and any distribution date is the last day of the related accrual period; provided, however, that with respect to any class of certificates that are no longer held through the facilities of a depository, the Record Date shall be the last day of the preceding calendar month. With respect to any distribution date other than the first distribution date and any class of certificates, the accrual period will be from the preceding distribution date through and including the day preceding the current distribution date. With respect to the first distribution date and any class of certificates, the accrual period will be from March 28, 2001 through and including the day preceding the first distribution date.

Conveyance of Contracts

         On the closing date, the seller will transfer to the depositor the initial and additional contracts, including all principal and interest received on the contracts after the related cut-off date. The depositor will then establish the trust and transfer to the trust all of its right, title and interest in the initial and additional contracts. The pooling and servicing agreement permits the trust to purchase subsequent contracts on one or more subsequent transfer dates through June 26, 2001. If the seller transfers subsequent contracts to the depositor, the depositor will transfer them to the trust. See "Conveyance of Subsequent Contracts and Pre-Funding Account."

         Any contract discovered not to agree with the Contract Schedule in a manner that is materially adverse to the interests of the holders of the offered certificates will be repurchased by the seller, or replaced with another contract, except that if the discrepancy relates to the principal balance of a contract, the seller may, under certain conditions, deposit cash in the certificate account in an amount sufficient to offset the discrepancy.

         The trustee, as custodian, will hold the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home. In order to give notice of the trustee's right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. To the extent that the contracts do not constitute "chattel paper", "general intangibles" or "accounts" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in the contracts could be defeated. See "Legal Aspects of The Contracts" in the prospectus.

         The seller will make certain representations and warranties to the trustee with respect to each contract sold by it, as of the Closing Date unless expressly stated otherwise, including the following:

         (a) as of the Cut-Off Date, the contract is not more than 59 days delinquent;

         (b) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related Contract File;

         (c) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

         (d) the contract is not subject to any right of rescission, set-off, counterclaim or defense;

         (e) the manufactured home securing the contract is covered by hazard insurance described under "The Pooling and Servicing Agreement--Hazard Insurance" in this prospectus supplement;

         (f) the contract was either:

             (1) originated by a manufactured housing dealer acting, to the knowledge of the seller, in the regular course of its business and purchased on an individual basis by the seller in the ordinary course of its business; or

             (2) originated or acquired by the seller in the ordinary course of its business.

         (g) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the trustee pursuant to the pooling and servicing agreement unlawful;

         (h) the contract, as cured when required, complies with all requirements of applicable law;

         (i) the obligation set forth in the contract has not been satisfied or subordinated in whole or in part, nor has the contract been rescinded, and the manufactured home securing the contract has not been released from the lien of the contract;

         (j) the contract creates a valid and enforceable, except as may be limited by laws affecting creditors' rights generally, first-priority security interest in favor of the seller in the manufactured home and real property securing the contract, if any;

         (k) the security interest has been assigned to the trustee, and, after the assignment, the trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the contract, if any;

         (l) immediately prior to the transfer of the contracts to the trustee, the seller owned the contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and, immediately prior to the transfer of the contracts to the trustee, it was the sole owner thereof and had full right to transfer the contract to the trustee as designee of the depositor;

         (m) as of the cut-off date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (a) above, and the seller has not waived any of the foregoing;

         (n) as of the closing date, there were, to the knowledge of the seller, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the contract, if any, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

         (o) the contract is a fully-amortizing loan;

         (p) the contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

         (q) the information contained in the contract schedule with respect to the contract is true and correct;

         (r) there is only one original of the contract;

         (s) the contract did not have a loan-to-value ratio at origination greater than 100%;

         (t) the manufactured home related to the contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, unless it is subject to a Land-in-Lieu Contract or Land Home Contract or prohibited by state law, and as of the Closing Date the manufactured home is, to the knowledge of the seller, free of damage and in good repair;

         (u) the contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

         (v) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code;

         (w) the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

         (x) no contract contained any provision providing for the payment of a prepayment fee or penalty upon the prepayment of a portion or all of the outstanding principal balance of that contract; and

         (y) the initial contract with the lowest contract rate as of the cut-off date has a contract rate of 8.75% and the initial contract with the highest contract rate as of the cut-off date has a contract rate of 16.00%.

         Under the terms of the pooling and servicing agreement, and subject to the seller's option to effect a substitution as described in the last paragraph under this subheading, the seller will be obligated to repurchase, at the price described below, within 60 days after the seller becomes aware, or after the seller's receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty of the seller in the pooling and servicing agreement that materially and adversely affects the trust's interest in any contract, unless the seller's breach has been cured.

         Notwithstanding the previous paragraph, the seller will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing the contract, if any, located in any jurisdiction on account of a breach of the representation and warranty described in clause (k) above solely on the basis of the failure by the seller to cause a notation to be made on any document of title relating to any such manufactured home or to execute any transfer instrument relating to any such manufactured home and real property securing the contract, if any, other than a notation or transfer instrument necessary to show the seller as lienholder or legal title holder, unless:

         (a) a court of competent jurisdiction has adjudged that, because of the failure to cause a notation, the trustee does not have a perfected first-priority security interest in the related manufactured home; or

         (b) (1) the servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts who has perfected the assignment or pledge of such manufactured housing contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in the same jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in the jurisdiction; and

         (2) the servicer shall not have completed all appropriate remedial action with respect to the manufactured home within 180 days after receipt of the written advice of counsel.

         The servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (b) above. However, the servicer is required to seek advice with respect to the matters described in clause (b) above whenever information comes to the attention of its counsel which causes its counsel to determine that a holding of the type described in clause (b)(1) might exist. If any counsel selected by the servicer informs the servicer that no holding of the type described in clause (b)(1) exists, the advice of counsel will be conclusive and binding on the parties to the pooling and servicing agreement pursuant to which a trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the seller were to result from proceedings brought by a bankruptcy trustee of the seller, it is likely that the bankruptcy trustee would also reject the resulting repurchase obligation.

         The repurchase obligation described in this section "Conveyance of Contracts" generally constitutes the sole remedy available to the trustee and the holders of the offered certificates for a breach of a representation or warranty under the pooling and servicing agreement with respect to the contracts. The repurchase price for any contract will be equal to the remaining principal balance of the contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the due period during which the contract is repurchased.

         In lieu of repurchasing a contract as specified in the third paragraph of this section "Conveyance of Contracts" during the two-year period following the closing date, the seller may, at its option, substitute an eligible substitute contract for the defective contract. The seller will be required to deposit in the certificate account cash in the amount, if any, by which the principal balance of the defective contract as of the beginning of the month in which substitution takes place exceeds the principal balance of the contract for which it is being substituted as of the beginning of the month.

         An eligible substitute contract is a contract that, as of its date of substitution:

             o meets the representations and warranties in the pooling and servicing agreement,
             o has a principal balance that is not greater than the principal balance of the contract it is replacing,
             o has a contract rate that is at least equal to the contract rate of the contract it is replacing,
             o has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the contract it is replacing, and
             o meets any other requirements that may be specified in the pooling and servicing agreement.

Conveyance of Subsequent Contracts and Pre-Funding Account

         If the aggregate principal balance of the initial and additional contracts transferred to the trust on the closing date is less than $165,000,000, the trustee will establish and the seller will fund a pre-funding account on the closing date to provide the trust with sufficient funds to purchase subsequent contracts. The amount deposited in the pre-funding account will initially equal the difference between $165,000,000 and the aggregate principal balance as of the related cut-off date of the initial contracts and additional contracts. The pre-funding account will be used to purchase subsequent contracts during the pre-funding period from the closing date until the earliest of (1) the date on which the amount in the pre-funding account is less than $10,000, (2) June 26, 2001, or (3) the date on which an event of termination occurs under the pooling and servicing agreement. Any reinvestment income earned on amounts on deposit in the pre-funding account will be taxable to the party receiving the income.

         Under the pooling and servicing agreement, following the initial issuance of the certificates, the trust will be obligated to purchase subsequent contracts transferred by the seller to the trust during the pre-funding period, subject to their availability. Each subsequent contract will have been underwritten in accordance with the standard underwriting criteria employed by the seller. Subsequent contracts will be transferred to the trust under subsequent transfer instruments. In connection with the purchase of subsequent contracts on the subsequent transfer dates, the trust will be required to pay to the seller from amounts on deposit in the pre-funding account a cash purchase price of 100% of the contract's principal balance as of the cut-off date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent contracts. Following each subsequent transfer date, the aggregate principal balance of the contracts in the trust will increase by an amount equal to the aggregate principal balance of the contracts purchased and the amount in the pre-funding account will decrease by the same amount. Any amounts remaining in the pre-funding account after the purchase of subsequent contracts will be applied on the first distribution date on or after the last day of the pre-funding period to prepay principal on the Class A-1 certificates. If the amount remaining in the pre-funding account is greater than the remaining principal balance of the Class A-1 certificates, any additional amounts shall be distributed as an additional payment of principal on the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates sequentially until each class is retired.

         Any conveyance of subsequent contracts on a subsequent transfer date is subject to conditions including:

         (1) each subsequent contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

         (2) the seller must not select subsequent contracts in a manner that it believes is adverse to the interests of the certificateholders;

         (3) as of its respective cut-off date, each subsequent contract must satisfy the following criteria:

                 o no subsequent contract may be more than 30 days contractually delinquent;

                 o the remaining stated term to maturity of each subsequent contract may not exceed 360 months;

                 o each subsequent contract must be underwritten in accordance with the seller's standard underwriting criteria; and

                 o no subsequent contract may have a loan-to-value ratio greater than 100%;

         (4) the contract pool following the addition of the subsequent contracts will have the characteristics described in this prospectus supplement under the heading "The Contract Pool--Subsequent Contract Criteria."

         (5) due to the purchase of the subsequent contracts, the certificates will not receive from Moody's or Fitch a lower credit rating than the rating assigned at the initial issuance of the class of certificates; and

         (6) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent contracts conform to the characteristics described in this prospectus supplement.

Payments on Contracts; Distributions on Certificates

         The servicer, on behalf of the trust, will establish and maintain, in the name of the trust, for the benefit of the certificateholders, a certificate account as an eligible account. The trustee, on behalf of the trust, will establish and maintain a distribution account as an eligible account. An eligible account is any account which is

         (1)  an account maintained with an eligible institution; or

         (2) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus or, if the depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company of not less than $50,000,000 and the securities of the depository institution or trust company (or, if the depository institution or trust company is a subsidiary of a bank holding company system and the depository institution's or trust company's securities are not rated, the securities of the bank holding company) has a credit rating from Moody's, if rated by Moody's and Fitch, if rated by Fitch, in one of its generic credit rating categories which signifies investment grade; or

         (3) an account that will not cause Moody's or Fitch to downgrade or withdraw its then-current rating assigned to the certificates, as confirmed in writing by Moody's and Fitch.

An eligible institution is any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, currently administered by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated P-1 by Moody's, if rated by Moody's and F-1 by Fitch, if rated by Fitch, or in one of the two highest rating categories by Moody's, if rated by Moody's, and Fitch, if rated by Fitch, in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. Amounts on deposit in the distribution account will remain uninvested. Funds in the certificate account may be invested in eligible investments that will mature not later than the business day before the applicable monthly distribution date. Eligible investments include:

         o direct obligations of, and obligations fully guaranteed by, the United States or of any agency backed by the full faith and credit of the United States and which are noncallable;

         o federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions;

         o    repurchase agreements with eligible institutions;

         o securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 from Moody's and in one of the two highest rating categories from Fitch, not in excess of 10% of amounts in the certificate account at the time of the investment;

         o commercial paper assigned at least a P-1 rating by Moody's at the time of the investment;

         o shares of registered investment companies whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's and Fitch, if rated by Fitch; and

         o units of money market funds rated in the highest applicable rating category of each of Moody's and Fitch.

         All payments from obligors on the contracts which the servicer receives, including principal prepayments and advance payments by obligors not constituting principal prepayments, must be paid into the certificate account no later than two business days after receipt of the payment, except amounts received as payments of taxes or insurance or as late payment fees, extension fees, assumption fees or similar fees. These fees are included as part of the servicer's servicing fees. See "Servicing Compensation and Payment of Expenses" in this prospectus supplement. In addition, amounts paid by the seller for contracts repurchased as a result of breach of warranties under the pooling and servicing agreement, and amounts required to be deposited upon substitution of a contract because of breach of warranties, must be paid into the certificate account. See "Conveyance of Contracts" in this prospectus supplement.

         On the fourth business day before each distribution date, the servicer will determine the amount available to be remitted to the distribution account for distribution to the certificates for that distribution date and shall report electronically such amount and any other information as described in the pooling and servicing agreement to the trustee. The amount available on each distribution date generally includes:

         (1) scheduled payments in respect of interest and payments in respect of principal on the contracts due and received during the related due period, as defined in the next paragraph,

         (2)  any Monthly Advance for that distribution date, and

         (3) prepayments and other unscheduled collections received during the related due period.

The amount available will be reduced by the following amounts:

                        o amounts payable to the trustee to reimburse it for any REMIC prohibited transaction tax imposed on the trust and paid by the trustee;

                        o liquidation expenses incurred and taxes and insurance on repossessed manufactured homes, advanced by the servicer for manufactured homes that are reimbursable to the servicer under the pooling and servicing agreement;

                        o reimbursement to the servicer in respect of Nonrecoverable Advances and Monthly Advances to the extent permitted under the pooling and servicing agreement; and

                        o any amounts incorrectly deposited in the certificate account.

Liquidation expenses are out-of-pocket expenses incurred by the servicer in connection with the liquidation of a defaulted contract, including, without limitation, legal fees and disbursements.

         The due period for all distribution dates, other than the distribution date in April 2001, is the calendar month preceding the month in which such distribution date occurs. For the distribution date in April 2001, the due period will be the period from and including the related cut-off date to and including March 31, 2001.

         One business day before each distribution date, no later than 1:00 p.m. New York time, the servicer will remit the amount available to the distribution account. The trustee will withdraw funds from the distribution account to make payments to certificateholders.

         From time to time, as provided in the pooling and servicing agreement, the servicer will withdraw funds from the certificate account for the purposes set forth in the pooling and servicing agreement.

Distributions

         Each distribution on a book-entry certificate will be paid to DTC, which will credit the amount of the distribution to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing the distribution to the certificate owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the certificate owners that it represents. All credits and disbursements on a book-entry certificate are to be made by DTC and the participants in accordance with DTC's rules.

         The trustee will send with each distribution on a distribution date to each holder of the certificates, a statement or statements describing the amount of the distribution allocable to principal and the amount of the distribution allocable to interest. These amounts will be expressed as a dollar amount per Class A, Class M or Class B-1 certificate with a 1% percentage interest or per $1,000 denomination of Class A, Class M or Class B-1 certificate.

Priority of Distributions

         On each distribution date, the trustee will apply the amount available to make distributions in the following order of priority:

                  (1)  the trustee fee to the trustee,

                  (2) concurrently, the monthly servicing fee to the servicer and the backup servicing fee to the backup servicer;

                  (3) concurrently, to each Class of Class A certificates, the related Interest Distribution Amount for that distribution date, pro rata based on the Interest Distribution Amount each Class is entitled to receive, with any shortfall in the amount available being allocated pro rata on that basis;

                  (4) to the Class M-1 certificates, the Interest Distribution Amount for the Class M-1 certificates for that distribution date;

                  (5) to the Class M-2 certificates, the Interest Distribution Amount for the Class M-2 certificates for that distribution date;

                  (6) to the Class B-1 certificates, the Interest Distribution Amount for the Class B-1 Certificates for that distribution date;

                  (7) to the trustee expense reimbursement account, an amount equal to the required trustee reimbursement account deposit for that distribution date;

                  (8) concurrently, to each class of Class A certificates, the related Unpaid Class Principal Shortfall Amount, if any, pro rata based on the principal balance of each class of Class A certificates;

                  (9) the Class A Percentage of the Formula Principal Distribution Amount to the Class A certificates in the following order of priority:

                      (a) to the Class A-1 certificates, until the principal balance of the Class A-1 certificates has been reduced to zero;

                      (b) to the Class A-2 certificates, until the principal balance of the Class A-2 certificates has been reduced to zero;

                      (c) to the Class A-3 certificates, until the principal balance of the Class A-3 certificates has been reduced to zero;

                      (d) to the Class A-4 certificates, until the principal balance of the Class A-4 certificates has been reduced to zero;

                      (e) to the Class A-5 certificates, until the principal balance of the Class A-5 certificates has been reduced to zero;

                      (f) to the Class A-6 certificates, until the principal balance of the Class A-6 certificates has been reduced to zero;

                  (10)  to the Class M-1 certificates as follows:

                      (a)  any Unpaid Class M-1 Principal Shortfall;

                      (b) the Class M-1 Percentage of the Formula Principal Distribution Amount;

                      (c)  any Class M-1 Liquidation Loss Interest Amount;

                      (d)  any Class M-1 Liquidation Loss Interest Shortfall;

                  (11)  to the Class M-2 certificates as follows:

                      (a)  any Unpaid Class M-2 Principal Shortfall;

                      (b) the Class M-2 Percentage of the Formula Principal Distribution Amount, until the principal balance of the Class M-2 certificates has been reduced to zero;

                      (c)  any Class M-2 Liquidation Loss Interest Amount;

                      (d)  any Class M-2 Liquidation Loss Interest Shortfall;

                  (12)  to the Class B-1 certificates as follows:

                      (a)  any Unpaid Class B-1 Principal Shortfall;

                      (b) the Class B-1 Percentage of the Formula Principal Distribution Amount, until the principal balance of the Class B-1 certificates has been reduced to zero;

                      (c)  any Class B-1 Liquidation Loss Interest Amount;

                      (d)  any Class B-1 Liquidation Loss Interest Shortfall;

                  (13) the additional principal distribution, if available, to the holders of the offered certificates, in the order of priority described in clauses (9), (10), (11) and (12) above, until the targeted level of overcollateralization is met;

                  (14) after the optional termination date, any additional principal distribution to the Class M-1, Class M-2 and Class B-1 certificates, pro rata based on their respective principal balances after giving effect to distributions of principal on that distribution date until those principal balances are reduced to zero;

                  (15) after the optional termination date, any additional principal distribution to the Class A certificates, pro rata based on their respective principal balances after giving effect to distributions of principal on that distribution date until those principal balances are reduced to zero;

                  (16) any additional trustee reimbursement account deposit for that distribution date;

                  (17) to the Class X Certificates, the amount specified in the pooling and servicing agreement; and

                  (18)  remaining amounts to the Class R certificates.

         On any distribution date on which the Formula Principal Distribution allocated to the Class A, Class M-1 or Class M-2 certificates exceeds the principal balance of the related class of certificates (which in the case of the Class A certificates means all Class A certificates), less any Unpaid Certificate Principal Shortfall with respect to that class and Distribution Date, then the amount of any excess will be added to the Formula Principal Distribution Amount available for the next junior class of certificates.

         Notwithstanding the prioritization of the distribution of the Formula Principal Distribution Amount pursuant to clause (9) above, if the aggregate principal balance of the Class A certificates exceeds the pool principal balance for that distribution date, the distribution pursuant to clause (9) above will be made pro rata based on the principal balance of the Class A certificates.

Interest

         With respect to any distribution date, each class of offered certificates is entitled to receive, in the order set forth above and subject to the availability of the amount available after prior payments and distributions, the related Interest Distribution Amount for that class accrued during the related interest period.

Glossary of Terms--Interest Distributions

         The adjusted principal balance of any of the Class M-1, Class M-2 or Class B-1 certificates as of any distribution date is the principal balance of that class less any liquidation loss amount allocated to that class.

         The certificate rates for the certificates are listed on the cover of this prospectus supplement. The certificate rate for each of the Class A-5, Class A-6, Class M-1, Class M-2 and Class B-1 certificates is limited by a cap equal to the weighted average of the contract rates, net of the rate at which the servicing fee, the trustee fee and the backup servicing fee are calculated.

         The Class A principal balance as of any distribution date is the sum of the Class A-1 principal balance, the Class A-2 principal balance, the Class A-3 principal balance, the Class A-4 principal balance, the Class A-5 principal balance and the Class A-6 principal balance.

         With respect to each class of certificates, the Interest Distribution Amount shall be equal to the sum of

                  (1) interest at the related certificate rate that accrued during the related interest period on, in the case of the Class A certificates, the related principal balance and, in the case of the Class M and Class B-1 Certificates, the related adjusted principal balance,

                  (2) any unpaid shortfall in interest owed to the certificates on prior distribution dates, and

                  (3) interest on the amount in clause (2) at the related certificate rate.

         With respect to each interest period, other than the first interest period, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to the first interest period, interest on the certificates will be calculated on the basis of the actual number of days elapsed in that interest period and a 360-day year.

         The interest period for each class of certificates and any distribution date is the period from the preceding distribution date (or the closing date in the case of the first distribution date) through and including the day preceding the current distribution date.

         The principal balance of any class of offered certificates as of any distribution date is the original principal balance of that class less all amounts previously distributed to holders of that class on account of principal.

Principal

         Holders of each class of certificates will be entitled to receive a payment of principal on each distribution date, to the extent of the amount available in the distribution account on that date available for payment in the order described above under "--Distributions."

Glossary of Terms--Principal Distributions

         The "Class A Percentage" for any distribution date will equal a fraction, expressed as a percentage, the numerator of which is the Class A principal balance, and the denominator of which is the sum of:

                           o   the Class A principal balance,

                           o if the Class M-1 distribution test is satisfied on that distribution date, the Class M-1 principal balance, otherwise zero,

                           o if the Class M-2 distribution test is satisfied on that distribution date, the Class M-2 principal balance, otherwise zero, and

                           o if the Class B-1 distribution test is satisfied on that distribution date, the Class B-1 principal balance, otherwise zero.

         The Class B-1 distribution test will be satisfied if each of the following tests is satisfied:

         (1)  the distribution date occurs in or after April 2005;

         (2)  the Pool Performance Test is satisfied; and

         (3) the sum of the Class B-1 principal balance and the overcollateralization amount divided by the pool principal balance as of the immediately preceding distribution date must be equal to or greater than 17.5000%.

         The "Class B Percentage" for any distribution date will equal:

         (1) if the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance have not yet been reduced to zero and the Class B-1 distribution test is not satisfied, zero, or

         (2) a fraction, expressed as a percentage, the numerator of which is the Class B-1 principal balance as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

                           (a) any Class A principal balance,

                           (b) any Class M-1 principal balance,

                           (c) any Class M-2 principal balance, and

                           (d) the Class B-1 principal balance.

         The Class M-1 distribution test will be satisfied if each of the following tests is satisfied:

         (1)  the distribution date occurs in or after April 2005;

         (2)    the Pool Performance Test is satisfied; and

         (3) the sum of the Class M-1 principal balance, the Class M-2 principal balance, the Class B-1 principal balance and the overcollateralization amount divided by the pool principal balance as of the immediately preceding distribution date must be equal to or greater than 46.3750%.

         The "Class M-1 Percentage" for any distribution date will equal

         (1) if the Class A principal balance has not yet been reduced to zero and the Class M-1 distribution test is not satisfied, zero, or

         (2) a fraction, expressed as a percentage, the numerator of which is the Class M-1 principal balance as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

                           (A)  any Class A principal balance,

                           (B)  the Class M-1 principal balance,

                           (C)  if the Class M-2 distribution test is
                                satisfied on that distribution date, the Class M-2 principal balance, otherwise zero and

                           (D)  if the Class B-1 distribution test is
                                satisfied on that distribution date, the Class B-1 principal balance, otherwise zero.

         The Class M-2 distribution test will be satisfied if each of the following tests is satisfied:

         (1)  the distribution date occurs in or after April 2005;

         (2)  the Pool Performance Test is satisfied; and

         (3) the sum of the Class M-2 principal balance, the Class B-1 principal balance and the overcollateralization amount divided by the pool principal balance as of the immediately preceding distribution date must be equal to or greater than 31.0625%.

         The "Class M-2 Percentage" for any distribution date will equal:

         (1) if the Class A principal balance and the Class M-1 principal balance have not yet been reduced to zero and the Class M-2 distribution test is not satisfied, zero, or

         (2) a fraction, expressed as a percentage, the numerator of which is the Class M-2 principal balance as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

                           (A)  any Class A principal balance,

                           (B)  any Class M-1 principal balance,

                           (C)  the Class M-2 principal balance, and

                           (D)  if the Class B-1 distribution test is
                                satisfied on that distribution date, the Class B-1 principal balance, otherwise zero.

         With respect to any distribution date, the "Formula Principal Distribution Amount," generally equals the sum of:

         (1) all scheduled payments of principal due on each outstanding contract during the related due period that is actually collected by the servicer during that due period,

         (2) the Principal Balance of each contract which, during the month preceding the related due period, the seller purchased under the pooling and servicing agreement on account of breaches of the seller's representations and warranties,

         (3) all partial principal prepayments applied and all principal prepayments in full received during the related due period, plus

         (4) the Principal Balance of each contract that became a liquidated contract during the related due period, plus the amount of any reduction in the outstanding principal balance of a contract during the related due period ordered as the result of a bankruptcy or similar proceeding involving the related obligor.

         A liquidated contract is a defaulted contract as to which all amounts that the servicer expects to recover through the date of disposition of the manufactured home have been received.

         With respect to any of the Class M-1, Class M-2 or Class B-1 certificates, the "Liquidation Loss Amount" for that distribution date will equal the lesser of (1) excess of the sum of the principal balance of that class of certificates and each class of certificates senior to it over the sum of the pool principal balance and the amount on deposit in the pre-funding account for that distribution date and (2) the principal balance of that class after giving effect to distributions on that date.

         With respect to any of the Class M-1, Class M-2 or Class B-1 certificates and any distribution date, the related "Liquidation Loss Interest Amount" equals one-month's interest at that class' certificate rate on the Liquidation Loss Amount for that Class for the immediately preceding distribution date.

         With respect to any of the Class M-1, Class M-2 or Class B-1 certificates and any distribution date, the related "Liquidation Loss Interest Shortfall" is the amount of that class' Liquidation Loss Interest Amount remaining after distributions in respect of that class' Liquidation Loss Interest Amount for that distribution date.

         The "Pool Performance Test" is satisfied if each of the following tests is satisfied:

         (1) the average sixty-day delinquency ratio test, as defined in the pooling and servicing agreement, as of the distribution date must not exceed 5.00%;

         (2) cumulative realized losses, as defined in the pooling and servicing agreement, as of the distribution date must not exceed a certain specified percentage of the cutoff date pool principal balance, depending on the year in which the distribution date occurs;

         (3) the current realized loss ratio, as defined in the pooling and servicing agreement, as of the distribution date must not exceed 3.50%.

         The "Pool Principal Balance" as of any distribution date is the aggregate of the Principal Balances of contracts outstanding at the end of the related due period.

         The "Principal Balance" of a contract as of any distribution date is the unpaid principal balance of the contract on the related cut-off date less any principal collected with respect to that contract prior to the last day of the related due period.

         With respect to any distribution date and class of offered certificates, the related "Unpaid Class Principal Shortfall" is the excess of the portion of the Formula Principal Distribution Amount to which that class was entitled exceeds the amount of principal actually distributed to that class in respect of the Formula Principal Distribution Amount.

Subordination of Class M Certificates and Class B-1 Certificates

         The rights of the holders of the Class M-1 certificates, the Class M-2 certificates and the Class B-1 certificates to receive distributions on the contracts in the trust will be subordinated to the rights of the Class A certificateholders, as described in this section. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A certificates of the full amount of their scheduled monthly payments of principal and interest and to afford these holders protection against losses on liquidated contracts. The protection afforded to the Class A certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A certificateholders to receive on any distribution date the amount of interest due on the Class A certificates, including any interest due on a prior distribution date but not received, prior to any distribution being made on a distribution date in respect of interest on the Class M certificates and the Class B-1 certificates. Thereafter, any remaining amount available in the distribution account will be applied to the payment of interest due on the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates.

         In addition, the rights of the holders of the Class M-1 certificateholders to receive distributions will be senior to the rights of the Class M-2 and Class B-1 certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 certificates of the full amount of their scheduled monthly payments of principal and interest and to afford the holders protection against losses on liquidated contracts. The protection afforded to the Class M-1 certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-1 certificateholders to receive, prior to any distribution being made on a distribution date on the Class M-2 certificates or the Class B-1 certificates, the amount of principal and interest due to them on each distribution date out of the remaining amount available on deposit on that date in the certificate account and by the right of the Class M-1 certificateholders to receive future distributions on the contracts that would otherwise be payable to the holders of Class M-2 and Class B-1 certificates.

         In addition, the rights of the holders of the Class M-2 certificateholders to receive distributions will be senior to the rights of the Class B-1 certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-2 certificates of the full amount of their scheduled monthly payments of principal and interest and to afford the holders protection against losses on liquidated contracts. The protection afforded to the Class M-2 certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-2 certificateholders to receive, prior to any distribution being made on a distribution date on the Class B-1 certificates, the amount of principal and interest due them on each distribution date out of the remaining amount available on deposit on that date in the certificate account and by the right of the Class M-2 certificateholders to receive future distributions on the contracts that would otherwise be payable to the holders of Class B-1 certificates.

         As described above, before the Class A principal balance is reduced to zero, the distribution of principal to the Class A certificateholders on any distribution date is intended to include the Class A percentage of the principal balance of each contract that became a liquidated contract during the related due period. If the liquidation proceeds, net of related liquidation expenses, from the liquidated contract are less than its principal balance plus accrued interest, the deficiency will, in effect, be absorbed by the overcollateralization amount and the Class M and Class B-1 certificateholders, since a portion of the amount available equal to that deficiency and otherwise distributable to them will be paid to the Class A certificateholders. If the amount available is not sufficient to cover the entire amount distributable to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders on a particular distribution date, then the amount distributable to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders, as applicable, will be increased on future distribution dates by the amount of that deficiency plus the applicable interest on that amount. To the extent such deficiency is not allocated to the overcollateralization amount, that deficiency will be allocated as a reduction to the Class B-1 adjusted principal balance. If the amount available is sufficient to cover the amounts distributable on principal to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders, but is not sufficient to cover any amounts distributable on principal to the Class B-1 certificateholders on a particular distribution date, the amount of the deficiency will be carried forward as an amount that the Class B-1 certificateholders are entitled to receive on the next distribution date. Consequently, but for the effect of the overcollateralization amount, the Class B-1 certificateholders will absorb:

                           o all losses on each liquidated contract in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee; and

                           o   all delinquent payments on the contracts.

Overcollateralization

         On the closing date, the sum of the aggregate principal balance of the contracts as of the cut-off date and the original pre-funded amount will exceed the aggregate original principal balances of the certificates by approximately $1,650,000, or approximately 1% of the aggregate cut-off date principal balance of the contracts included in the trust as of the closing date plus the original pre-funded amount. Beginning on the first distribution date, the certificateholders will also receive from the amount available an additional distribution in respect of principal, to the extent there is any amount available remaining after payment of all interest and principal on the certificates and the monthly servicing fee to the servicer, the trustee fee and expenses to the trustee and the backup servicing fee to the backup servicer for that distribution date, until the distribution date on which the amount by which the sum of the aggregate principal balance of the contracts and the current pre-funded amount, if any, exceeds the aggregate principal balance of the certificates by an amount equal to 4.50% of the sum of the aggregate cut-off date principal balance of the initial and additional contracts and the original pre-funded amount. In addition, beginning on the first distribution date after the first distribution date on which the servicer can exercise its option to repurchase all contracts, the certificateholders will also receive an additional distribution in respect of principal, to the extent there is an amount available remaining after payment of all interest and principal on the certificates, the trustee fee and expenses of the trustee to the trustee, the backup servicing fee to the backup servicer and the monthly servicing fee to the servicer for that distribution date. These additional principal distributions will be paid on the various classes of certificates in the manner described under "Description of the Certificates--Distributions." If the amount available in the distribution account on a particular distribution date, is not sufficient to make a full distribution of the Formula Principal Distribution Amount to those classes of certificates then entitled to receive principal distributions, the shortfall will be carried forward and added to the amount of principal those certificateholders will be entitled to receive on the next distribution date. As a result, if the overcollateralization amount is reduced by losses on the contracts, as described under "--Losses on Liquidated Contracts" below, the overcollateralization amount will be restored to its prior level as the amount available in the certificate account on subsequent distribution dates is sufficient to pay shortfalls in the required principal distributions for prior distribution dates.

Losses on Liquidated Contracts

         In the event the amount available in the distribution account for any distribution date is insufficient to distribute the full formula principal distribution amount for that distribution date to the certificateholders, any overcollateralization amount would be reduced by the amount of that deficiency. If the overcollateralization amount were reduced to zero, further losses and delinquencies would cause the aggregate outstanding principal balance of the certificates to be greater than the pool principal balance. If this occurs, the amount of the deficiency, which we refer to as the "liquidation loss amount," would be allocated first to the Class B-1 certificates in reduction of its adjusted principal balance. If on any distribution date the sum of the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance equals the pool principal balance, no further liquidation loss amounts could be allocated to the Class B-1 certificates and any further liquidation loss amounts realized would be allocated to reduce the Class M-2 adjusted principal balance. If the Class M-2 adjusted principal balance were reduced to zero, any further liquidation loss amounts realized would be allocated to reduce the Class M-1 adjusted principal balance. Any liquidation loss amounts would be reduced on subsequent distribution dates to the extent that the amount available in the distribution account on that subsequent distribution date is sufficient to permit the distribution of principal due on the certificates on prior distribution dates but not paid. If the adjusted principal balance of a class of certificates were reduced by a liquidation loss amount, interest accruing on that class would be calculated on the adjusted principal balance of that class. The interest accruing on that class liquidation loss amount each month, plus interest at the applicable certificate rate on any liquidation loss interest amount due on a prior distribution date but not paid, would be paid to the certificateholders of that class from the amount available after distribution of principal on that class but prior to any distribution of principal on a subordinate class .

Trustee Expense Reimbursement Account

         On the closing date, the trustee will establish an account, the trustee expense reimbursement account, into which the seller shall deposit $60,000. The trustee shall be entitled to use funds on deposit in the trustee expense reimbursement account to reimburse itself for expenses, including indemnification, incurred in connection with its services under the pooling and servicing agreement that are not ordinary expenses relating to those services.

         On any distribution date, the trustee shall deposit to the trustee expense reimbursement account, in accordance with the priority of distributions described above under "--Distributions," the required trustee reimbursement account deposit for that distribution date, which is the lesser of (1) $10,000 and (2) (a) with respect to any distribution date on which a reimbursement account trigger event is not in effect, the excess of $60,000 over the amount on deposit in the account and (b) with respect to any distribution date on which a reimbursement account trigger event is in effect, the excess of $120,000 over the amount on deposit in the account. If the required trustee reimbursement account deposit for a distribution date is calculated pursuant to clause (1) above, the trustee shall also deposit to the trustee expense reimbursement account, in accordance with the priority of distributions described above under "--Distributions," the additional trustee reimbursement account deposit for that distribution date, which is (1) with respect to any distribution date on which a reimbursement account trigger event is not in effect, the excess of $60,000 over the amount on deposit in the account and (2) with respect to any distribution date on which a reimbursement account trigger event is in effect, the excess of $120,000 over the amount on deposit in the account, each being calculated after giving effect to the required trustee reimbursement account deposit.

         With respect to any distribution date, a reimbursement account trigger event shall be considered to be in effect if there are expenses, including indemnification, for which the trustee is entitled to reimbursement that are not ordinary expenses incurred by trustee under the pooling and servicing agreement.

         Expenses incurred by the trustee which have not been reimbursed to the trustee shall bear interest at the "Prime Rate" as set forth in The Wall Street Journal.

         The trustee expense reimbursement account will be not be a part of the trust or the REMIC.

Purchase Option; Auction Sale

         The pooling and servicing agreement provides that on any distribution date on which the pool principal balance is less than or equal to 10% of the sum of the aggregate cut-off date principal balance of the initial and additional contracts and the original pre-funded amount, the servicer will have the right to purchase all outstanding contracts at a price equal to the greater of:

(A)  the sum of:

              (1) 100% of the principal balance of each contract, other than any contract as to which the related manufactured home has been repossessed and whose fair market value is included in clause
              (b) below, and

              (2) the fair market value of any acquired property, as determined by the servicer; and

(B) the aggregate fair market value, as determined by the servicer, of all of the assets of the trust,

plus, in each case, any unpaid interest at the applicable certificate rate on each class of Class A certificates, any unpaid interest at the Class M-1 certificate rate on the Class M-1 certificates, any unpaid interest at the Class M-2 certificate rate on the Class M-2 certificates and any unpaid interest at the Class B-1 certificate rate on the Class B-1 certificates.

         The amount paid by the servicer will be distributed to all outstanding certificateholders on the distribution date occurring in the month following the date of purchase. The servicer must give the trustee and DTC at least 30 days' prior notice of its intent to exercise this option.

         If the servicer does not exercise this purchase option, then on the next distribution date the trustee will begin an auction process to sell the contracts and the other trust assets at the highest possible price, but the trustee cannot sell the trust assets and liquidate the trust unless the proceeds of that sale are sufficient to pay the aggregate unpaid principal balance of the certificates plus all accrued and unpaid interest. In conducting such auction, the trustee shall solicit good faith bids for the contracts and the other trust assets from no more than three (3) parties or, if three (3) bidders cannot be located, then from as many bidders as the trustee can locate; provided that, at the trustee's request, the seller shall supply the trustee with the names of parties from whom to solicit such bids; and provided, further, that the trustee shall not be responsible if less than three (3) or no bidders submit bids for the contracts and the other trust assets. The trustee will be permitted under the pooling and servicing agreement to hire an agent, at the expense of the trust, to perform the auction. If the auction of the trust property is not successful because the highest bid received was too low, then on each distribution date after that all of the amount available remaining after payments of interest and principal due on all certificates and payment of the monthly servicing fee will be used to make additional payments of principal on the outstanding Class M-1, Class M-2 and Class B-1 certificates, pro rata based on the principal balance of such certificates after giving effect to distributions of principal on that distribution date, until the principal balance of those classes are reduced to zero. After the distributions described in the preceding sentence, any remaining amount available will be used to make additional payments on the outstanding Class A certificates, pro rata based on the outstanding principal balance of such certificates after giving effect to distributions of principal on that distribution date, until the principal balances of those classes are reduced to zero. In addition, the trustee will continue to conduct an auction of the contracts every third month after that, until an acceptable bid is received for the trust property. The servicer's purchase option will expire upon the trustee's acceptance of a qualifying bid.

Registration of Certificates

         The offered certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the certificates ("Certificate Owners") will hold their certificates through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing that certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "certificateholder" of the certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that Book-Entry Certificate will be recorded in the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the certificates from the trustee through DTC and Participants. While the certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of, and interest on, the certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of certificates only through Participants and Indirect Participants by instructing those Participants and Indirect Participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of those certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg customers on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--Tax Consequences to Holders of the Certificates--Tax Consequences to Foreign Certificateholders" and "--Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by a counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. CI currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of CI's stock.

         Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under Contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a tangible basis with attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for distributing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co.. Distributions with respect to certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Tax Consequences to Holders of Certificates--Tax Consequences to Foreign Certificateholders" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in the book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the trustee and DTC through the financial intermediaries and the Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the depositor, the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Statement to Certificateholders

         On each distribution date, the trustee will make available to each certificateholder a statement with the following information for the related distribution date:

                   (a) the amount of the distribution to holders of each such class allocable to interest, separately identifying any prior interest shortfall for that class included in the distribution and any remaining interest shortfall for that class after giving effect to the distribution and, with respect to the Class M-1, Class M-2 and Class B-1 certificates only, the related liquidation loss interest amount;;

                   (b) the amount of the distribution to holders of each class of certificates allocable to principal, separately identifying the aggregate amount of any principal prepayments included in the distribution and any remaining principal shortfall for that class after giving effect to the distribution;

                   (c) the principal balance of each class of Class A
              certificates and the principal balance and the adjusted principal balance of each class of Class M and Class B-1 certificates, in each case after giving effect to the distribution of principal on the distribution date;

                   (d) the Class A Percentage, Class M-1 Percentage, Class M-2
              Percentage, Class B-1 Percentage, each for the related distribution date and the following distribution date;

                   (e) the pool principal balance of the contracts and the
              overcollateralization amount, if any;

                   (f) the pool factor, which is a percentage derived from a
              fraction the numerator of which is the sum of the Class A principal balance, the Class M-1 principal balance, the Class M-2 principal balance and the Class B-1 principal balance and the denominator of which is the sum of the cut-off date pool principal balance and the initial amount on deposit in the pre-funding account on the closing date less any initial overcollateralization amount;

                   (g) the number and aggregate principal balance of contracts delinquent (1) 30-59 days and (2) 60 or more days;

                   (h) the number of manufactured homes that were repossessed during the related due period;

                   (i) the number of manufactured homes that were repossessed but remain in inventory as of the last day of the related due period;

                   (j) the Class M-1 distribution test;

                   (k) the Class M-2 distribution test;

                   (l) the Class B-1 distribution test;

                   (m) the weighted average contract rate of all outstanding
              contracts;

                   (n) any deficiency in the amount available to pay the Class
              M-1 interest for the distribution date;

                   (o) any deficiency in the amount available to pay the Class
              M-2 interest for the distribution date;

                   (p) any deficiency in the amount available to pay the Class
              B-1 interest for the distribution date; and

                   (q) the additional principal distribution amount, if any,
              for the distribution date.

         Information furnished for clauses (a) and (b) will be expressed as dollar amounts per $1,000 denomination of each class of certificates.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will make available, upon request, a report to each certificateholder of record at any time during such calendar year as to the aggregate of amounts reported for (a) and (b) above for that calendar year.

         On or before the fourth Business Day prior to each distribution date, the servicer will determine the amount available to be remitted to the trustee for deposit in the distribution account for the applicable distribution date and will provide to the trustee an electronic file setting forth such amount and any other information necessary for the trustee to perform the calculations and prepare the monthly reports to certificateholders as required in the pooling and servicing agreement.

         The trustee will make available each month to any holder or beneficial owner of offered certificates, the monthly report to certificateholders via the trustee's internet web site, initially located at www.lnbabs.com. The trustee will make no representations or warranties as to the accuracy or completeness of, and may attach a reasonable and customary disclaimer to any information made available by it on its web site. The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its internet web site. Neither the trustee nor the servicer will be liable for the dissemination of information in accordance with the pooling and servicing agreement.


                      The Pooling and Servicing Agreement


General

         The certificates will be issued pursuant to the pooling and servicing agreement, dated as of February 1, 2001, among the seller, the servicer, the depositor and the trustee. The trust created under the pooling agreement will consist of:

              o a pool of manufactured housing sale agreements and installment loan agreements;

              o payments on the contracts received after the related cut-off date;

              o rights of the depositor under the purchase agreement pursuant to which the depositor purchased the contracts from the seller, including the right to require the seller to repurchase contracts for breaches of representations and warranties; and

              o rights of the seller under any hazard insurance policies covering the manufactured homes.

Collection and Other Servicing Procedures on Contracts

         The servicer will make reasonable efforts to collect all payments called for under the contracts and will, consistent with the pooling and servicing agreement, follow those collection procedures it follows from time to time with respect to the manufactured housing installment sale contracts and installment loan agreements in its servicing portfolio comparable to the contracts. Consistent with the above, the servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the contracts.

         With respect to the contracts, the servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the servicer's policies with respect to the manufactured housing installment sale contracts and installment loan agreements it owns or services.

Advances

         For each distribution date, the servicer will be obligated to make Monthly Advances to the extent it deems them recoverable. Monthly Advances for a distribution date shall equal the total amount of delinquent scheduled payments of interest on the contracts to the extent the servicer deems them recoverable. For simple interest contracts, the scheduled interest payment will be deemed to be 30 days interest on the outstanding principal balance on the related Due Date. Instead of using its own funds, the servicer may apply any excess contract payments in the certificate account to make all or a portion of a Monthly Advance but must replace those excess contract payments to the extent required to make scheduled payments on the related contracts. In addition, upon the determination that a Monthly Advance that is subsequently deemed by the servicer to be nonrecoverable from late payments, liquidation proceeds or otherwise (a "Nonrecoverable Advance") has been made in respect of a contract, the servicer will reimburse itself out of funds in the certificate account for the amount of that Nonrecoverable Advance.

         In making Monthly Advances, the servicer will be attempting to maintain a regular flow of scheduled interest to the holders of the offered certificates rather than to guarantee or insure against losses.

         The servicer will also be obligated to make advances, to the extent recoverable out of Liquidation Proceeds, pursuant to the pooling and servicing agreement, in respect of certain taxes and insurance premiums not paid by an obligor under a contract on a timely basis.

Hazard Insurance

         The contracts provide that the obligor is required to insure the manufactured home securing the contract against physical damage for the term of the contract at the obligor's expense. The minimum coverage required is broad form comprehensive in an amount equal to the lesser of the actual value of the manufactured home or the unpaid principal balance of the contract. The insurance policy must have a clause naming the seller, as loss payee. The contract allows the seller/servicer to obtain (force place) the minimum coverage required should the obligor not maintain that level of insurance. If insurance is force placed, the seller/servicer notifies the obligor of the amount and establishes a receivable for the policy premium with interest accruing at the contract rate, to be repaid in monthly installments.

Servicing Compensation and Payment of Expenses

         With respect to each due period, the servicer will receive from interest payments in respect of the contracts a portion of the interest payments as a monthly servicing fee in the amount equal to 1.00% per annum, the "Servicing Fee Rate", on the Principal Balance of each contract as of the first day of that due period. All assumption fees, late payment charges and other fees and charges, to the extent collected from obligors, will be retained by the servicer as additional servicing compensation.

         With respect to each due period, for so long as it is acting as backup servicer, the backup servicer will receive from interest payments in respect of the contracts a portion of the interest payments as a backup servicing fee as provided in the pooling and servicing agreement.

         The servicer's right to reimbursement for unreimbursed servicing advances is limited to late collections on the related contract or otherwise relating to the contracts in respect of which such unreimbursed amounts are owed. The servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any contracts and to Liquidation Proceeds and insurance proceeds on the related contract. The servicer's right to those reimbursements is prior to the rights of certificateholders. However, if any Servicing Advance or Monthly Advance is determined by the servicer to be non-recoverable from such sources, the amount of that Nonrecoverable Advances may be reimbursed to the servicer from other amounts received with respect to the contracts.

The Backup Servicer

         The information set forth in the following paragraph has been provided by Vanderbilt Mortgage and Finance, Inc, referred to as Vanderbilt in this prospectus supplement. None of the depositor, the seller, the servicer, the trustee, the underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of this information.

         Vanderbilt will act as backup servicer under the pooling and servicing agreement. Vanderbilt's servicing headquarters are located at 500 Alcoa Trail, Maryville, Tennessee. Vanderbilt is engaged in the acquisition, origination and servicing of manufactured housing installment sale contracts and installment loan agreements similar to those in the contract pool. Vanderbilt has previously purchased manufactured housing installment sale contracts and installment loan agreements from the seller. For its services as backup servicer, Vanderbilt will be entitled to a backup servicing fee which will be payable monthly as set forth under "Description of the Certificates--Distributions."

Evidence as to Compliance

         The pooling and servicing agreement provides for delivery on or before the fifteenth day of the third month following the end of the servicer's fiscal year, beginning in 2002, to the trustee, the depositor and the Rating Agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in that statement.

         On or before the fifteenth day of the third month following the end of the servicer's fiscal year, beginning in 2002, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the depositor) to the trustee, the depositor and the Rating Agencies to the effect that such firm has examined documents and the records relating to servicing of the contracts and that firm's conclusion with respect to that review.

         The servicer's fiscal year ends on December 31.

Matters Regarding the Depositor, Seller, and Servicer

         The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (1) those duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the trustee, or (2) in the case of the backup servicer, the backup servicer is not paid the fees/reimbursable amounts due and payable to the backup servicer under the pooling and servicing agreement or (3) upon the satisfaction of the following conditions: (a) the servicer has proposed a successor servicer to the trustee in writing and the proposed successor servicer is reasonably acceptable to the trustee; and (b) the Rating Agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current rating of the offered certificates. No resignation will become effective until the backup servicer or another successor servicer has assumed the servicer's obligations and duties as provided in the pooling and servicing agreement.

         The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any such arrangement, the servicer will remain liable and obligated to the trustee and the certificateholders for the servicer's duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the servicer itself were performing such duties and obligations.

         The pooling and servicing agreement provides that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the servicer's willful misconduct, bad faith or negligence in connection with the servicing and administration of the contracts. The pooling and servicing agreement provides that neither the depositor, the seller, the servicer nor the backup servicer, nor their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor, the seller, the servicer nor the backup servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor, the seller, the servicer nor the backup servicer, as the case may be, in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the servicer or the backup servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interest of the certificateholders under the pooling and servicing agreement.

         Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any corporation succeeding to the business of the servicer shall be the successor of the servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

Events of Default

         "Events of Default" under the pooling and servicing agreement will consist of: (1) (A) any failure by the servicer to make any required Monthly Advance or (B) any other failure of the servicer to deposit, in the certificate account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by certificateholders holding certificates evidencing a Percentage Interest in the trust of at least 25%;
(2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which continues unremedied for 30 days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by any certificateholders holding certificates evidencing a Percentage Interest in the trust of at least 25%; (3) any failure by the servicer to make any required servicing advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by any certificateholders holding certificates evidencing a Percentage Interest in the trust of at least 25%; (4) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event"); and (5) so long as the seller is an affiliate of the servicer, any failure of the seller to repurchase or substitute eligible substitute contracts for defective contracts as required pursuant to the Purchase Agreement or the pooling and servicing agreement.

Rights Upon an Event of Default

         So long as an Event of Default remains unremedied, either the trustee or certificateholders holding certificates evidencing at least 51% of the Percentage Interests in the trust, may terminate all of the rights and certain obligations of the servicer under the pooling and servicing agreement and in and to the contracts, whereupon the collection and servicing responsibilities of the servicer shall be transferred to the backup servicer as provided in the pooling and servicing agreement and the backup servicer will be entitled to similar compensation arrangements; provided, however, that the backup servicer shall not be liable for acts or omissions of any prior servicer, the depositor, the seller or the trustee. In the event that the backup servicer would be obligated to succeed the servicer but is unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $50,000,000. Pending that appointment, the backup servicer will be obligated to act in such capacity unless prohibited by law; provided, however, that the backup servicer shall not be liable for any failure to act in such capacity that results from the act or omission of any predecessor servicer, including, without limitation, any failure of the backup servicer to timely provide the trustee with information or funds required to be delivered timely or any failure by the servicer to cooperate with a transfer of such servicer responsibilities. The successor servicer will be entitled to receive the same compensation that the servicer would otherwise have received or lesser compensation as the trustee and the successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only Event of Default that has occurred is an Insolvency Event.

Amendment

         The pooling and servicing agreement may be amended from time to time by the seller, the servicer, the depositor and the trustee, without the consent of the certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the depositor or the servicer to comply with any requirements imposed by the Code or any regulation under the Code, or to add or amend any provisions of the pooling and servicing agreement as required by the Rating Agencies in order to maintain or improve any rating of the offered certificates (it being understood that; after obtaining the ratings in effect on the Closing Date, neither the depositor, the seller, the trustee nor the servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the offered certificates. The pooling and servicing agreement may also be amended from time to time by the seller, the servicer, the depositor and the trustee, with the consent of certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby (or 51% of the Percentage Interests of all Classes if all Classes are affected) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders, provided that no such amendment will (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions which are required to be made on any certificate without the consent of the certificateholder or (2) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all offered certificates then outstanding.

The Trustee

         LaSalle Bank National Association, a national banking association, has been named trustee pursuant to the pooling and servicing agreement.

         The trustee may have normal banking relationships with the depositor, the seller and the servicer.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the servicer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the servicer (such servicer approval not to be unreasonably withheld). Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         No holder of a certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders holding certificates evidencing at least 51% of the percentage interests in the trust, have made written requests upon the trustee to institute that proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

         The pooling and servicing agreement will also provide that neither the trustee nor any of its directors, officers, employees, affiliates, or agents, will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the trustee nor any such person will be protected against any breach of representations or warranties made in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the trustee and any of its directors, officers, employees, affiliates, or agents will be entitled to indemnification by the trust and will be held harmless by the trust against any loss, liability, claim, demand, or expense relating to the pooling and servicing agreement, the contracts or the certificates other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reason of negligent disregard of obligations and duties. The indemnification described in this paragraph shall be payable from amounts distributed from the distribution account as described in this prospectus supplement.

Termination of the Pooling and Servicing Agreement

         The pooling and servicing agreement will terminate upon the last action required to be taken by the trustee on the distribution date following the later of:

              (a) the purchase by the servicer as described above under "--Purchase Option; Auction Sale," or

              (b) the final payment or other liquidation of the last contract remaining in the trust or the disposition of all property acquired upon repossession of any manufactured home.

         Upon presentation and surrender of the certificates, the trustee shall cause to be distributed, in the following order of priority, to certificateholders on the final distribution date in proportion to their respective percentage interests an amount equal to: (1) any unpaid interest on any class of Class A certificates, (2) any unpaid interest on the Class M-1 certificates, (3) any unpaid interest on the Class M-2 certificates, (4) any unpaid interest on the Class B-1 certificates, (5) the principal balance of each class of Class A certificates, (6) the Class M-1 principal balance, (7) the Class M-2 principal balance and (8) the Class B-1 principal balance.


                     Description of the Purchase Agreement


         The contracts to be transferred to the trust by the depositor will be purchased by the depositor from the seller pursuant to the purchase agreement to be entered into between the depositor, as purchaser of the contracts and the seller. Under the purchase agreement, the seller will agree to transfer the contracts to the depositor. Pursuant to the pooling and servicing agreement, the contracts will be immediately transferred by the depositor to the trust, and the depositor will assign its rights in, to and under the purchase agreement, to the trust.

         In the purchase agreement the seller will make representations and warranties similar to those representations and warranties made by the seller in the pooling and servicing agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the certificateholders, the seller will repurchase or substitute for the contracts as described herein under "Description of the Certificates--Conveyance of Contracts."

         The seller has also agreed to indemnify the depositor and the trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.


                                Use of Proceeds


         The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the contracts.


                        Legal Investment Considerations


         The Class A certificates and the Class M-1 certificates will not constitute "mortgage related securities" for purposes of SMMEA until the amount in the pre-funding account is reduced to zero. Then, the Class A certificates and Class M-1 certificates will be legal investments for some types of institutional investors as provided in SMMEA. The Class M-2 certificates and the Class B-1 certificates will not constitute "mortgage related securities" for purposes of SMMEA because they will not be rated in one of the two highest ratings categories by one of the rating agencies. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class M-2 or Class B-1 certificates. You should consult with your own legal advisor to decide whether you may legally invest in the certificates. See "Legal Investment" in the Prospectus.


                       Federal Income Tax Considerations


         For federal income tax purposes, two separate elections will be made to treat the trust (other than the pre-funding account) as separate REMICs (the "lower tier REMIC" and the "upper tier REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of Brown & Wood LLP, special counsel to the trust and the underwriter, assuming compliance with the pooling and servicing agreement, each of the upper tier REMIC and the lower tier REMIC will qualify as REMICs, the offered certificates will represent "regular interests" in the upper tier REMIC and the Class R certificates will represent the sole class of "residual interest" in each lower tier REMIC. See "Federal Income Tax Considerations" in the Prospectus.

         The offered certificates generally will be treated as debt instruments issued by the upper tier REMIC for federal income tax purposes. Income on those certificates must be reported under an accrual method of accounting.

         The offered certificates may, depending on their issue price, be issued with original issue discount, or OID, for federal income tax purposes. Holders of certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities like the offered certificates. Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The yield used to calculate accruals of OID with respect to the offered certificates with OID will be the original yield to maturity of those certificates, determined by assuming that the contracts will prepay in accordance with 150% MHP. No representation is made as to the actual rate at which the contracts will prepay.

         The offered certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the offered certificates will be treated as (1) assets described in section 7701(a)(19)(C) of the Code, and (2) "real estate assets" within the meaning of section 856(c)(4) of the Code, in each case to the extent described in the accompanying prospectus. Interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the offered certificates are treated as real estate assets. See "Federal Income Tax Considerations" in the Prospectus.

Backup Withholding

         Some Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the offered certificates if the Certificate Owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The trustee will be required to report annually to the IRS, and to each offered certificateholder of record, the amount of interest paid and OID accrued, if any, on the offered certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders--generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "offered certificateholder" of record is Cede & Co., as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on those certificates owned from Participants and Indirect Participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports. Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants or the paying agent will be required to withhold 31% of the interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Those amounts will be deemed distributed to the affected Certificate Owner for all purposes of the certificates and the pooling and servicing agreement.

Federal Income Tax Consequences to Foreign Investors

         The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than (1) a citizen or resident of the United States, (2) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding clause (4), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as Untied States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

         The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% unless that rate were changed by an applicable treaty. The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The offered certificates will be issued in registered form, therefore if the information required by the Code is furnished and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the offered certificates.

         For the offered certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8BEN signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years. Certain partnerships that are Foreign Investors may have additional reporting obligations.

         Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a Foreign Investor generally will not be subject to United States federal withholding tax, provided that the Foreign Investor provides a properly executed IRS Form W-8 ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the Foreign Investor's conduct of a trade or business in the United States.

         A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (1) that gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (2) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (3) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.


                                  State Taxes


         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.


                             ERISA Considerations


         The Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code impose certain restrictions on employee benefit and other plans and similar arrangements that are subject to ERISA or to
Section 4975 of the Internal Revenue Code ("Plans") and on persons who are fiduciaries with respect to those Plans. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the Class A, Class M and Class B-1 certificates without regard to the ERISA restrictions described in this section and in the prospectus, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules provided in Section 503 of the Internal Revenue Code.

         The U.S. Department of Labor has granted an administrative exemption to Lehman Brothers Inc. (Prohibited Transaction Exemption 91-14; Exemption Application No. D-7958, 56 Fed. Reg. 7413 (1991)), which is referred to as the "Exemption." The Exemption provides an exemption from certain of the prohibited transaction rules of ERISA and the Internal Revenue Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sale contracts and installment loan agreements such as the manufactured housing contracts. The Exemption was amended on November 13, 2000 by Prohibited Transaction Exemption 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765, to extend exemptive relief to certificates in the four highest generic rating categories, including subordinated certificates, in certain designated transactions when the conditions of the Exemption are met. The underwriter believes that the Exemption will apply to the acquisition, holding, and resale of the Class A, Class M and Class B-1 certificates by a Plan, provided that specified conditions are met, including those described in the paragraph below.

         Among the conditions which must be satisfied for the Exemption to apply to the offered certificates are the following:

                  (1) The acquisition of the Class A, Class M and Class B-1 certificates by a Plan is on terms, including the price for the Class A, Class M and Class B-1 certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) The Class A, Class M and Class B-1 certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Moody's, S&P or Fitch (the "Rating Agencies");

                  (3) The trustee of the Plan is not an affiliate the depositor, the seller, the underwriter, the trustee, any servicer, any obligor on the contracts included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of these parties (together with the trustee, the "Restricted Group");

                  (4) The sum of all payments made to the underwriters in connection with the distribution of the Class A, Class M and Class B-1 certificates represents not more than reasonable compensation for underwriting the Class A, Class M and Class B-1 certificates. The sum of all payments made to and retained by the seller in the sale of the manufactured housing contracts to the trust represents not more than the fair market value of those contracts. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses; and

                  (5) The Plan investing in the Class A, Class M and Class B-1 certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The rating of a security may change. If a class of certificates is no longer rated at least BBB-, certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

         The Exemption provides exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise satisfy the conditions of that Exemption. Secured contracts or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed 25%.

                  (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

                  (3) The transfer of the Additional Obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of the pre-funding period, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

                  (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust:

                   o the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                   o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the underwriters and the trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

                  (6) The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

                  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding relay be invested only in certain permitted investments.

                  (8) The related prospectus or prospectus supplement must describe:

                   o any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

                   o    the duration of the period of pre-funding;

                   o the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

                   o that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

                  (9) The related pooling and servicing agreement must describe these permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

                  (10) The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of the trust, must enforce all the rights created in favor of certificateholders of the trust, including the employee benefit plans subject to ERISA.

         Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements:

                   o in the case of the acquisition of Class A, Class M and Class B-1 certificates in connection with the initial issuance, at least 50% of each class of certificates and at least 50% of the certificates in the aggregate are acquired by persons independent of the Restricted Group;

                   o a Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition;

                   o the fiduciary (or its affiliate) is not an obligor on obligations included in the trust representing more than 5% of the fair market value of the obligations in the trust; and

                   o immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary acts as a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         This exemptive relief does not apply to Plans sponsored by any member of the Restricted Group.

         The underwriter believes that the Exemption, as amended by the U.S. Department of Labor on November 13, 2000, will apply to the acquisition and holding of Class A, Class M and Class B-1 certificates by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, no person was obligor on contracts included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A, Class M and Class B-1 certificates should consult with its own counsel about the potential consequences under ERISA and the Internal Revenue Code of the Plan's acquisition and ownership of the Class A, Class M and Class B-1 certificates. Assets of a Plan or individual retirement account should not be invested in the Class A, Class M and Class B-1 certificates unless it is clear that the assets of the trust will not be Plan assets or unless it is clear that the Exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the prospectus.

         Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors regarding the applicability of PTCE 95-60 and Section 401(c) of ERISA, as described under "ERISA Considerations" in the prospectus.


                                 Underwriting


         Subject to the terms and conditions set forth in the underwriting agreement, dated March __, 2001, between the depositor and Lehman Brothers Inc., an affiliate of the depositor, the depositor has agreed to sell to Lehman Brothers, and Lehman Brothers has agreed to purchase from the depositor, all of the certificates.

         The depositor has been advised that the underwriter proposes initially to offer the offered certificates to the public at the respective offering prices set forth on the cover of this prospectus supplement and to dealers at those prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not exceed the percentage of the certificate denomination set forth below:


                 Class                            Selling Concession                    Reallowance Discount
------------------------------------  ------------------------------------------  ------------------------------
                  A-1
                  A-2
                  A-3
                  A-4
                  A-5
                  A-6
                  M-1
                  M-2
                  B-1


         The underwriting agreement provides that Lehman Brothers' obligations hereunder are subject to certain conditions precedent, and that Lehman Brothers will be obligated to purchase all of the certificates if any are purchased.

         Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriter and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

         Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates. In addition, neither the depositor nor the underwriter makes any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         The underwriting agreement provides that the depositor will indemnify Lehman Brothers against certain civil liabilities, including liabilities under the Act.

         The depositor is an affiliate of the Lehman Brothers Inc.

         Immediately prior to the sale of the contracts to the depositor, the contracts were subject to financing provided by an affiliate of the underwriter. The seller will apply a portion of the proceeds it receives from the sale of the contracts to the depositor or its affiliate to repay that financing.


                                 Legal Matters


         Certain legal matters with respect to the Certificates will be passed upon for the depositor by Brown & Wood LLP, New York, New York and for Lehman Brothers by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the seller by Stroock & Stroock & Lavan LLP, New York, New York.


                                    Rating


         It is a condition to issuance of the certificates that they receive at least the following ratings:


                 Class                                  Moody's                                 Fitch
----------------------------------------  -------------------------------------  -------------------------------
                  A-1                                     Aaa                                    AAA
                  A-2                                     Aaa                                    AAA
                  A-3                                     Aaa                                    AAA
                  A-4                                     Aaa                                    AAA
                  A-5                                     Aaa                                    AAA
                  A-6                                     Aaa                                    AAA
                  M-1                                     Aa2                                    AA
                  M-2                                     A2                                      A
                  B-1                                    Baa2                                    BBB


         A securities rating addresses the likelihood of the receipt by certificateholders of distributions on the loans. The rating takes into consideration the characteristics of the loans and the structural, legal and tax aspects associated with the certificates. The ratings on the certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the loans or the possibility that certificateholders might realize a lower than anticipated yield.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                    Annex I

                       Global Clearance, Settlement and
                         Tax Documentation Procedures


         Except in certain limited circumstances, the globally offered Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         Initial Settlement for the Global Securities will be in immediately available funds.

         Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between Participants (other than Morgan Guaranty Trust Company of New York ("Morgan") and Citibank, N.A. ("Citibank") as depositories for Euroclear and Clearstream, Luxembourg respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Euroclear Participants and/or Clearstream, Luxembourg Customers. Secondary market trading between Euroclear Participants and/or Clearstream, Luxembourg customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a Participant (other than Morgan and Citibank as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Euroclear Participant or a Clearstream, Luxembourg customer, the purchaser must send instructions to Clearstream, Luxembourg at least one business day before settlement. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct Morgan or Citibank respectively, to receive the Global Securities against payment. Payment will then be made by Morgan or Citibank as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream, Luxembourg customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the Notes will accrue from the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e. the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will be valued instead as of the actual settlement date.

         Euroclear Participants and Clearstream, Luxembourg customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one-day later.

         As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream, Luxembourg customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

         Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Morgan or Citibank for the benefit of Euroclear participants or Clearstream, Luxembourg customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

         Trading Between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream, Luxembourg customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Morgan or Citibank, to another Participant. The seller must send instructions to Clearstream, Luxembourg at least one business day before settlement. In these cases, Euroclear or Clearstream, Luxembourg will instruct Morgan or Citibank, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream, Luxembourg customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream, Luxembourg customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e. the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customer's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including "original issue discount") on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form -W8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

Prospectus

                            LEHMAN ABS CORPORATION
                           Asset-Backed Certificates
                              Asset-Backed Notes
                             (Issuable in series)

Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates or asset-backed note custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the depositor acquired the assets. The assets may include:

         (a)  one or more pools of

              (1) home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one-to-four family residential properties, or secured by purchase money security interests in the related home improvements,

              (2) manufactured housing installment sales contracts and installment loan agreements secured by either security interests in the manufactured homes or by mortgages on real estate on which the related manufactured homes are located, and

              (3) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and (2) above,

         (b) all monies due under the above assets, which may be net of amounts payable to the servicer, and

         (c) funds or accounts established for the related trust fund, or one or more forms of credit enhancement.

The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

For a discussion of risks associated with an investment in the securities, see Risk Factors on page 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.



                                LEHMAN BROTHERS
March 9, 2001

                                 Risk Factors


         You should carefully consider the following risk factors prior to any purchase of the securities.

Limited Liquidity May Result in Delays in Ability to Sell Securities or Lower Returns

         There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of any series. Lehman Brothers, through one or more of its affiliates, and any other underwriters what you would receive specified in the presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less what you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Depositor, Seller or Servicer

         The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipts.

         Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described in the related prospectus supplement, may be released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled to any remaining assets and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

         If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

         The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

         We refer you to "The Agreements - Assignment of Primary Assets."

Limits on Enhancement May Result in Losses to Holders

         Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities, the amount of enhancement will be limited as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

         We refer you to "Enhancement."

Timing and Rate of Prepayments May Result in Lower Yield

         The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the contracts or of the underlying contracts relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

              (1) the extent of prepayments which may be influenced by a variety of factors,

              (2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

              (3)  the exercise of any right of optional termination.

         Prepayments may also result from repurchases of contracts or underlying contracts relating to the private securities, as applicable, due to material breaches of the seller's or the depositor's warranties.

         We refer you to "Description of the Securities--Weighted Average Life of Securities."

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

         We refer you to "Description of the Securities--Payments of Interest."

Status of Loans as Junior Liens May Result in Losses in Foreclosure Proceedings

         The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that junior mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders

         There are several factors that could adversely affect the value of properties so that the outstanding balance of the related loan, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

You Could be Adversely Affected by Violations Of Environmental Laws

         Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of a lien has priority over the lien of an existing mortgage or other interest against the property. In addition, under the laws of some states and under the federal CERCLA, a lender may be liable as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

Violations of Lending Laws Could Result in Losses on Primary Assets

         Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust fund as the owner of the contracts to damages and administrative enforcement.

         The loans are also subject to Federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these Federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the contracts and in addition could subject the trust fund as the owner of the to damages and administrative enforcement.

         We refer you to "Legal Aspects of the Contracts."

         The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and regulations and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the trust fund with respect to the contracts, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

         Losses on loans in violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

         We refer you to "Legal Aspects of the Contracts."

Rating of the Securities Relate to Credit Risk Only and Does Not Assure Payment on the Securities

         The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, the rating on the securities might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of such enhancer's long term debt. Any reduction or withdrawal of a rating will have an adverse effect on the value of the securities.

Liquidation Value of Trust Fund Assets may be Insufficient to Satisfy All Claims against Trust Fund

         There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest on the securities. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any sale of the assets to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the securities of a series.

         The amount of liquidation expenses incurred with respect to defaulted contracts do not vary directly with the outstanding principal balance of the contracts at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted contract having a small remaining principal balance as it would in the case of a defaulted contract having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller contract than would be the case with a larger contract. Because the average outstanding principal balances of the contracts are small relative to the size of the contracts in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted contracts may also be smaller as a percentage of the principal amount of the contracts than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in you suffering a loss.


                         Description Of The Securities


General

         A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements -- either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to contracts, and the trustee. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as the custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of any combination of notes, certificates and custody receipts which are also collectively referred to as securities.

         The depositor will acquire the primary assets from one or more sellers.

         The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

         The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated into this prospectus by reference as part of such summaries. As described under "Custody Receipts; custody agreements," custody receipts entitle the holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the contracts may have on notes that are secured by those contracts, those descriptions also apply to custody receipts.

         Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, fixed interest securities, variable interest securities, planned amortization class securities, zero coupon securities, principal only securities, interest only securities, participating securities and custody receipts. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Payments of principal of and interest on a series of securities will be made on the distribution dates to the extent and in the manner specified in the prospectus supplement relating to that series. Payments may be made by check mailed to holders of securities, registered as such at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, except that
(a) payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in some circumstances described in the related prospectus supplement and (b) final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

         Payments of principal of and interest on a series of securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, to the extent and in the manner specified in the related prospectus supplement. As described in the related prospectus supplement, all payments with respect to the primary assets for a series, together with reinvestment income, amounts withdrawn from any reserve fund, and amounts available pursuant to any other enhancement will be deposited directly into the collection account and, net of specified amounts payable to the related servicer and any other person specified in the prospectus supplement. Thereafter these amounts will be deposited into the distribution account and will be available to make payments on series of securities on the next distribution date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts."

Valuation of the Primary Assets

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of
(a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses as described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance or another amount described in the related prospectus supplement.

         The "assumed reinvestment rate", if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

Payments of Interest

         Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the contracts or underlying contracts relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the contracts or underlying contracts, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

         On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

         Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

Final Scheduled Distribution Date

         The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may equal the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

         The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of contracts or underlying contracts, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See "Weighted Average Life of the Securities" below.

Special Redemption

         If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than each month, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the contracts or underlying contracts, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event, prior to the designated interest accrual date, and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of that series to cause the amount available for the payment of interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

Optional Redemption, Purchase or Termination

         The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after the time as the aggregate outstanding principal amount of the certificates or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of such redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Life of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the contracts or underlying contracts, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the contracts or underlying contracts, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

         There is, however, no assurance that prepayment of the contracts or underlying contracts, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the contracts or underlying contracts for a series, those contracts are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the contracts or underlying contracts for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the contracts or underlying contracts, as applicable. If any contracts or underlying contracts for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.


                                The Trust Funds


General

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related holders of securities to certain payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect payments on the contracts may have on notes that are secured by those contracts, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the Seller composed of:

         (1)  the primary assets;

         (2) amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

         (3)  any enhancement for that series;

         (4) any property that secured a contract but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

         (5) the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, unless otherwise specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or the related trust fund not pledged to secure those notes.

         The primary assets for a series will be sold by the seller to the depositor, or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of those private securities or an affiliate thereof, or, in the case of the contracts, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Contracts relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

         As used herein, "agreement" means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, with respect to a series of notes, the indenture and the servicing agreement, and with respect to a series of custody receipts, the custodial agreement, as the context requires.

         With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of contracts and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.

The Contracts

         Contracts. The primary assets for a series may consist, in whole or part, of (1) conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business and (2) home improvement installment sales contracts and installment loan agreements and together with manufactured housing contracts, the "contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by either manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages primarily on single family properties which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed by the mortgaged property. The contracts will be conventional contracts or contracts insured by the FHA or partially guaranteed by the VA. The contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and to the extent and in the manner specified in the related prospectus supplement.

         The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         The mortgaged properties will include primarily one- to four-family residential housing, including condominium units and cooperative dwellings--single family properties. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least greater than the term of the related contract as specified in the related prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The mortgaged properties may include properties containing one- to four-family residential units and no more than three income producing non-residential units, which are small mixed-use properties. Small mixed-use properties may be owner occupied or investor properties and the contract purpose may be a refinancing or a purchase.

         Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling to the extent and in the manner specified in the related prospectus supplement.

         The aggregate principal balance of contracts secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Generally, the sole basis for a representation that a given percentage of the contracts are secured by single family property that is owner-occupied will be either:

         (1) the making of a representation by the mortgagor at origination of the contract either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

         (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

         In addition, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

         The initial combined loan-to-value ratio of a contract is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loan.

         Home Improvement contracts. The primary assets for a series may consist, in whole or in part, home improvement contracts originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed by the related mortgaged property. The home improvement contracts will be fully amortizing and may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

         Generally, the home improvements securing the home improvement contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

         Additional Information. The selection criteria which shall apply with respect to the contracts, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

         Some contracts may be delinquent or non-performing as specified in the related prospectus supplement. Contracts may be originated by or acquired from an affiliate of the depositor and an affiliate of the depositor may be an obligor with respect to any contract. To the extent provided in the related prospectus supplement, additional contracts may be periodically added to the trust fund, or may be removed from time to time if asset value tests are met, as described in the related prospectus supplement.

         The contracts for a series may include contracts that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the contracts for a series may include contracts that do not have a specified stated maturity.

         The related prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date specified in the related prospectus supplement, including, among other things, and to the extent relevant:

         (a) the aggregate unpaid principal balance of the contracts or the aggregate unpaid principal balance included in the trust fund for the related series;

         (b) the range and weighted average loan rate on the contracts, and, in the case of adjustable rate contracts, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

         (c) the range and average outstanding principal balance of the contracts;

         (d) the weighted average original and remaining term-to-stated maturity of the contracts and the range of original and remaining terms-to-stated maturity, if applicable;

         (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the contracts, as applicable;

         (f) the percentage, by outstanding principal balance as of the cut-off date, of contracts that accrue interest at adjustable or fixed interest rates;

         (g) any special hazard insurance policy or bankruptcy bond or other enhancement for the contracts;

         (h) the percentage, by principal balance as of the cut-off date of contracts that are secured by mortgaged properties, home improvements or are unsecured;

         (i) the geographic distribution of any mortgaged properties securing the loans;

         (j) the percentage of contracts, by principal balance as of the cut-off date, that are secured by single family properties or small mixed-use properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

         (k)  the lien priority of the contracts; and

         (l)  the delinquency status and year of origination of the contracts.

         The related prospectus supplement will also specify any other limitations on the types or characteristics of contracts for a series.

         If information of the nature described above respecting the contracts is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of such securities.

Private Securities

         General. Primary assets for a series may consist, in whole or in part, of private securities which include:

         (a) pass-through certificates representing beneficial interests in underlying contracts that are of the type that would otherwise be eligible to be loans or

         (b)  collateralized obligations secured by underlying contracts.

         While the underlying contracts will be of a type that would otherwise be eligible to be contracts since they will have been part of a prior unrelated securitization they may include underlying contracts that are more delinquent or that have been foreclosed.

         The pass-through certificates or collateralized obligations will have previously been: (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the securities at the time of sale nor an affiliate of the depositor at any time during the three preceding months; provided, a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate of the issuer.

         Although individual underlying contracts may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

         All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate of that issuer. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of the private securities.

         Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying contracts will have entered into the PS Agreement with the trustee under that PS Agreement. The PS trustee or its agent, or a custodian, will possess the underlying contracts. Underlying contracts will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the private securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. The PS Sponsor may be an affiliate of the depositor. The obligations of the PS Sponsor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Sponsor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specific in the related prospectus supplement.

         Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS trustee or the PS Servicer. Payments on the private securities will generally be distributed directly to the trustee as the registered owner of such private securities. The PS Sponsor or the PS Servicer may have the right to repurchase the underlying contracts after a specified date or under other circumstances specified in the related prospectus supplement.

         The underlying contracts may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

         Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying contracts or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying contracts and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

         Additional Information. The prospectus supplement for a series for which the primary assets includes private securities will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable,

         (i) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

         (ii)    characteristics of the underlying contracts, including:

                 (A) the payment features of the underlying contracts--i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

                 (B) the approximate aggregate principal balance, if known, of the underlying contracts insured or guaranteed by a governmental entity,

                 (C) the servicing fee or range of servicing fees with respect to the underlying contracts,

                 (D) the minimum and maximum stated maturities of the underlying contracts at origination,

                 (E)  the lien priority of any underlying contracts, and

                 (F) the delinquency status and year of origination of the underlying contracts;

         (iii) the maximum original term-to-stated maturity of the private securities;

         (iv) the weighted average term-to-stated maturity of the private securities;

         (v) the pass-through or certificate rate or ranges thereof for the private securities;

         (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS trustee for the private securities;

         (vii) the characteristics of credit support, if any, including as reserve funds, insurance policies, letters of credit or guarantees relating to underlying contracts or to private securities;

         (viii) the terms on which underlying contracts may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

         (ix) the terms on which underlying contracts may be substituted for those originally underlying the private securities.

         If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days the initial issuance of the securities.

Collection and Distribution Accounts

         A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement to be initially deposited by the depositor, all amounts received on or with respect to the primary assets and, unless otherwise specified in the related prospectus supplement, income earned thereon. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of a portion of the amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into the distribution account to be established by the trustee for the series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any enhancement, as provided in the related prospectus supplement, will also be deposited in a related distribution account.

         Amounts deposited in the distribution account may be available for:

         (1) application to the payment of principal of and interest on the series of securities on the next distribution date,

         (2) the making of adequate provision for future payments on specified classes of securities, and

         (3) any other purpose specified in the related prospectus supplement.

         After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of enhancement with respect to the series or any other person entitled to those amounts in the manner and at the times established in the related prospectus supplement. As described in the related prospectus supplement, the trustee will invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, than the day preceding the next distribution date for the related series of security. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.


                                  Enhancement


         If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in the related prospectus supplement. If so specified in the related prospectus supplement, any enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

Subordinate Securities

         Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

Insurance

         Enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the contracts in the related trust fund. A pool insurance policy would cover any loss, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any contract that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

         Special Hazard Insurance Policy. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the contract at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and a portion of the expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and a portion of the expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by among other risks war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood and chemical contamination.

         Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted contract secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the contract under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related contract plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related contract at an amount less than the then outstanding principal balance of the contract. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the contract thus would become an unsecured creditor to the extent the outstanding principal balance of the contract exceeds that value. In addition, other modifications of the terms of a contract can result from a bankruptcy proceeding. See "Legal Aspects of the Contracts." If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a contract or a reduction by such court of the principal amount of a contract and will cover a portion of unpaid interest on the amount of that a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all contracts in the trust fund for that series. The amount will be reduced by payments made under the bankruptcy bond in respect of the contracts, and may or may not be restored, as described in the related prospectus supplement.

Reserve Funds

         If so specified in the prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to a deposit, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for that series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

Minimum Principal Payment Agreement

         If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, as provided in the prospectus supplement.

Deposit Agreement

         If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in the prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest, at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of the deposit agreement.

Derivative Products

         If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for a series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

         A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

         (1) maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in the trust fund,

         (2)  paying administrative expenses, or

         (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

         These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.


                            Servicing of Contracts


General

         Customary servicing functions with respect to contracts comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. These classes of notes may be secured by contracts.

         In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or contracts owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the contracts and related documentation on behalf of the trustee.

Collection Procedures; Escrow Accounts

         The servicer will make reasonable efforts to collect all payments required to be made under the contracts and will, consistent with the terms of the related agreement for a series and any applicable enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion:

         (1) waive any assumption fee, late payment charge, or other charge in connection with a contract or

         (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates for scheduled payments on that contract.

         If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Contracts may not require escrow payments under the loan related documents, in which case the servicer would not be required to establish any escrow account with respect to these contracts. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related contract and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists in the escrow account.

Deposits to and Withdrawals from the Collection Account

         The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained

         (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or

         (2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

         The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement, the following payments and collections received or made by it to the extent required to be deposited into the collection account:

              (1) all payments on account of principal, including prepayments, on the primary assets;

              (2) all payments on account of interest on the primary assets after deducting, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

              (3) all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

              (4) all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

              (5) all amounts required to be deposited in the collection account from any applicable reserve fund for that series pursuant to the related agreement;

              (6) all advances of delinquent payments of principal of and interest on a contract or other payments specified in the agreement made by the servicer required pursuant to the related agreement; and

              (7) all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

         The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

              (1) to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular contracts, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any advance was made;

              (2) to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

              (3) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related contract, together with accrued and unpaid interest thereon to the due date for that contract next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related contract;

              (4) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular contract prior to the deposit of any scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from the scheduled payment, late payment or such other recovery, to the extent permitted by the related agreement;

              (5) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

              (6) to pay to the applicable person with respect to each primary asset or property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

              (7) to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of that series in the amounts and in the manner provided for in the related agreement; and

              (8) to clear and terminate the collection account pursuant to the related agreement.

         In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited into that account, it may, at any time, withdraw that amount from the collection account.

Advances and Its Limitations

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on contracts. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and these obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular contracts which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related contract, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If insurance is required, generally it will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the contracts will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of enhancement will adversely affect distributions to holders. When a mortgaged property securing a contract is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

         The standard hazard insurance policies covering properties securing contracts typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the property, including any improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the contracts declines as the principal balances owed decreases, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Coverage typically will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related contract. The servicer typically will also maintain on REO property that secured a defaulted contract and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted contract, other than pursuant to applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the contracts, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each contract or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

Realization Upon Defaulted Loans

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

         In connection with the foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

         (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related contract available to the holders after reimbursement to itself for the related expenses and

         (2) the related expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the obligor on a defaulted contract, a modification of that contract to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own.

Enforcement of Due-on-Sale Clauses

         Typically, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related contract under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the enforcement of "due-on-sale" clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom that property has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and pursuant to which the original obligor is released from liability and that person is substituted as the obligor and becomes liable under the contract. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a contract may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted contracts.

         When an obligor makes a principal prepayment in full between due dates on the related contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related contract (less the servicing fee). If the aggregate amount of prepayment shortfalls in a month exceeds the servicing fee for such month, a shortfall to holders may occur.

         To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted contracts. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies have been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related contract which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted contract, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other enhancement. The servicer is generally also entitled to reimbursement from the collection account for advances.

         The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.
Evidence as to Compliance

         The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the contracts by the servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) these exceptions as the firm believes to be immaterial and (2) any other exceptions as are set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under such agreement, throughout the preceding calendar year.

Matters Regarding the Servicer

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

         The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

         (1)  services similar loans in the ordinary course of its business,

         (2) is reasonably satisfactory to the trustee for the related series,

         (3) has a net worth of not less than the amount specified in the related prospectus supplement,

         (4) would not cause any rating agency's rating of the securities for the series in effect immediately prior to that assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer, and

         (5) executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.


                                The Agreements


         The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related securityholders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect payments on the contracts may have on notes that are secured by such contracts, such descriptions also apply to holders of custody receipts.

Assignment of Primary Assets

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. Such assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplements (except for the amount or percentage thereof which is not included in the trust fund for the related series. The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Contracts. If required by the related prospectus supplement, the depositor will as to each contract, deliver or cause to be delivered to the trustee or, as specified in the related prospectus supplement, an asset custodian on behalf of the trustee, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the contracts. In order to give notice of the right, title and interest of securityholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. Typically, the contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the interest of securityholders in the contracts could be defeated. If specified by the related prospectus supplement, however, the contracts may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of the Contracts--The Contracts."

         With respect to contracts secured by mortgages, if so specified in the related prospectus supplement, the depositor or seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the contracts for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related contracts. If specified in the related prospectus supplement, the depositor or seller will cause the assignments to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of the contracts are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor to repurchase from the trustee any contract the related mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of contracts to be recorded. The depositor or seller will, as to each contract secured by a mortgage, deliver or cause to be delivered to the trustee or the asset custodian, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of such mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office, and an assignment of mortgage in recordable from if required by the related prospectus supplement. The trustee, or if so specified in the related prospectus supplement, the asset custodian, will hold these documents in trust for the benefit of the securityholders.

         Each contract will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will specify with respect to each contract, to the extent available:

         o the original principal amount and unpaid principal balance as of the cut-off date;

         o    the current interest rate;

         o    the current scheduled payment of principal and interest;

         o    the maturity date, if any, of the related mortgage note;

         o if the contract is an adjustable rate contract, the lifetime rate cap, if any, and the current index, if applicable.

         Assignment of Private Securities. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See "The Trust Funds--Private Securities." Each private security will be identified in a certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

              (1) that the information contained in the private security schedule is true and correct in all material respects;

              (2) that, immediately prior to the conveyance of the private securities, the depositor had good title to the private securities to the extent conveyed to the depositor, and was the sole owner thereof subject to any retained interest of the depositor or seller;

              (3) that there has been no other sale by it of such private securities; and

              (4) that there is no existing lien, charge, security interest or other encumbrance, other than any retained interest of the depositor or seller on the private securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect and the depositor or seller does not cure the defect within the time period specified in the related prospectus supplement, the depositor or seller will, not later than the day specified in the related prospectus supplement, after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase price shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund's federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such primary asset at the rate set forth in the related agreement (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in
(1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such primary asset will not result in any prohibited transaction tax under section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets, provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Generally, any qualifying substitute primary asset will have, on the date of substitution:

         (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the certificate account in the month of substitution for distribution to holders,

         (2) an interest rate not less than and not more than 2% greater than the interest rate of the deleted primary asset,

         (3) a remaining term-to-stated maturity not greater than and not more than two years less than that of the deleted primary asset, and

         (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

         The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or another entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such primary assets. See "Risk Factors--Limited Assets for Payments--No Recourse to Depositor, Seller or Servicer."

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

         No holder of securities of a series, solely by virtue of that holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Pre-Funding Account

         If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the Pre-funded amount exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series of securities. The Pre-funded amount will be used to purchase subsequent contracts in a period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the funding period to pay to the seller the purchase price for subsequent contracts. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related contract. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent contracts by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the holders of one or more classes of the related series of securities. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the trust account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

         In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in the capitalized interest account cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the pre-funding account to purchase subsequent contracts. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

Reports to Holders

         The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

              (1) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

              (2) the amount of interest distributed to holders of the related securities and the current interest on the securities;

              (3) the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

              (4) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

              (5) the amount received under any related enhancement, and the remaining amount available under that enhancement;

              (6) the amount of any delinquencies with respect to payments on the related primary assets;

              (7) the book value of any property, which secured a defaulted contract, acquired by the related trust fund upon foreclosure, deed in lieu of foreclosure, repossession or otherwise; and

              (8) such other information as specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to
(1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the contracts. See "Servicing of contracts--Evidence as to Compliance."

Events of Default; Rights upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Events of Default under the pooling and servicing agreement for each series of certificates relating to contracts include among other things:

         (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of the series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series;

         (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders; and

         (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of contracts, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of such series evidencing not less than 51% of the aggregate voting rights of the securities for such series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

         Indenture. Events of default under the indenture for each series of notes may include:

                  (1) a default for a specified number of days or more in the payment of any principal of or interest on any note of such series or the default in the payment of the principal of any note at such note's maturity;

                  (2) failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

                  (3) any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within the specified period after notice of incorrection is given in accordance with the procedures described in the related prospectus supplement;

                  (4) events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

                  (5) any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are zero coupon securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

         If, following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default: unless (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an event of default.

         Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of the appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon separate trustee or co-trustee who shall exercise and perform rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

         The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

         The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

              (1) if the trustee ceases to be eligible to continue as such under the agreement,

              (2) if the trustee becomes insolvent or

              (3) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreement

         The agreement for each series of securities may be amended by the depositor, the servicer, with respect to a series relating to contracts, and the trustee and any other party specified in the agreement, without notice to or consent of the holders:

              (1) to cure any ambiguity,

              (2) to correct any defective provisions or to correct or supplement any provision in the agreement,

              (3) to add to the duties of the depositor, the trust fund or servicer,

              (4) to add any other provisions with respect to matters or questions arising under the agreement or related enhancement,

              (5) to add or amend any provisions of such agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

              (6) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (6) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating those securities that the amendment will not cause rating agency to reduce the then current rating of the securities. The agreement for each series may also be amended by the trustee, the servicer, if applicable, and the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 66-2/3% of the aggregate outstanding principal amount of the securities of that series or, if only certain classes of that series are affected by such amendment, 66-2/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or modifying in any manner the rights of holders of such series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

Voting Rights

         The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

List of Holders

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

REMIC Administrator

         For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Termination

         Pooling and Servicing Agreement; trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of (1) the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for such series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or (2) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement. The agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of such series, but the entity's right to purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the closing date. in no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination."

         Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any defeasance and discharge of notes of the series, holders of notes of that series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.


                     Custody Receipts; Custody Agreements


         A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are contracts, the contracts will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

         Payments on notes held by a custodian will be made by the related trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

         If a series of securities includes custody receipts, the related prospectus supplement will describe:

         o   the primary assets the are security for the related notes,

         o   the terms of the related notes, and

         o   the terms of the custody receipts.

         At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Those notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

         The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of such notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

         No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

         Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

Notices; Voting

         Upon receipt from a trustee or servicer under an agreement relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of the notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of the note, the custodian shall within the time period specified in the related prospectus supplement following receipt of the notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

         Notwithstanding the above, without the consent of all of the holders of custody receipts of a series, neither the custodian shall vote nor the holders of custody receipts shall consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

Defaults

         The custodian is not authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture and has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any event of default or similar event with respect to the servicer, as the case may be, each holder of a custody receipt will have the right to proceed directly and individually against the Issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of such holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

The Custodian

         Under the custody agreement, the custodian will not be liable other than by reason of bad faith or gross negligence in the performance of such duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the holders and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of such holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

Duties of the Custodian

         The custodian will make no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian will be required to perform only those duties specifically required of it under the custody agreement.

         The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

Resignation of Custodian

         The custodian may, upon written notice to the depositor, resign at any time in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

         The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66-2/3% of the aggregate voting rights of all custody receipts of the related series. Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

Amendment of Custody Agreement

         As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer with respect to that series, without notice to or consent of the holders:

              (1) to cure any ambiguity,

              (2) to correct any defective provisions or to correct or supplement any provision in the custody agreement,

              (3) to add to the duties of the depositor or the custodian,

              (4) to add any other provisions with respect to matters or questions arising under the custody agreement, or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

In addition, the custody agreement for each series may also be amended by the custodian and the depositor with the consent of the holders possessing not less than 66-2/3% of the aggregate outstanding principal amount of the custody receipts of each class of the series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

Voting Rights

         The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

Termination of Custody Agreement

         The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.


                        Legal Aspects Of The Contracts


         The following discussion contains summaries of the material legal aspects of manufactured housing and home improvement installment sales contracts and installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the contracts are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the contracts.

Mortgages

         The contracts for a series may be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by those instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the cost of clean up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment or, fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to holders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

         Except as otherwise specified in the related prospectus supplement, at the time the contracts were originated, no environmental or a very limited environmental assessments of the mortgaged properties were conducted.

Rights of Redemption

         In some states, after sale a pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under such mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

         Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security - provided no sale of the property has yet occurred - prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Bankruptcy Code provides priority to particular tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

         Title V, provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Contracts not Secured by Mortgages

         General

         The contracts, other than those contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Security Interests in the Manufactured Homes

         The manufactured homes securing the manufactured housing contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in the state to which the owner moved. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Enforcement of Security Interest in Manufactured Homes and Home Improvements

         So long as the manufactured home or home improvement has not become subject to the real estate law, a creditor can repossess a manufactured home or home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" - i.e., without breach of the peace - or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws

         The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods which gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of that a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

         The contracts may also consist of installment sales contracts. Under certain types of installment sales contracts the seller or lender "lender") retains legal title to the property and enters into an agreement with the purchaser or borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

         Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

         (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

         (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service and

         (3) may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a contract included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the certificates of that series. Typically, any shortfalls in interest collections on contracts or underlying contracts, as applicable, included in a trust fund for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of that series that is entitled to receive interest in respect of those contracts or underlying contracts in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those contracts or underlying contracts had the interest shortfall not occurred.

Consumer Protection Laws

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing contracts secured by some types of residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the contracts; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the contracts and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

         The contracts may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth-in-Lending Act as it applies to mortgages subject to the HOEPA. HOEPA requires additional disclosures, specifies the timing of disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to the HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by the HOEPA, such as the trust fund with respect to the contracts, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the contract. If the trust fund includes contracts subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the contract in question.


                                 The Depositor


General

         The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

         (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

         (2) credit card purchases or cash advances,

         (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

         (4) trade financings,

         (5) loans secured by certain first or junior mortgages on real estate,

         (6) loans to employee stock ownership plans, and

         (7) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership.

Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to such depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any depositor securities, except for subordinated depositor securities, must be rated in one of the four highest categories by a nationally recognized rating agency.


                                Use of Proceeds


         The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         (1) to purchase the related primary assets,

         (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

         (3) to establish any reserve funds described in the related prospectus supplement, and

         (4) to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement, if any. If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets.


                       Federal Income Tax Considerations


General

         The following is a summary of material United States federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advise of Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of United States federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" - generally, property held for investment - within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The United States federal income tax consequences to holders will vary depending on whether (1) the securities of a series are classified as indebtedness; (2) an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code; (3) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series or (iv) an election is made to treat the trust fund relating to a particular series of certificates as a partnership. The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series.

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, other than a partnership that is not treated as a Unites States person under any applicable Treasury regulations, an estate whose income is subject to United States federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States Persons shall be considered U.S. persons as well.

Taxation of Debt Securities

         Status as Real Property Contracts. Except to the extent provided otherwise in a prospectus supplement as to each series of securities, Brown & Wood LLP will have advised the depositor that: (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code section 593(d); (2) securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Interest other than original issue discount on the Regular Interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. securities characterized as debt for federal income tax purposes and Regular Interest securities will be referred to hereinafter collectively as "Debt securities."

         Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general,

         OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the closing date, the issue price for such class will be treated as the fair market value of such class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described below provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. holders of Debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years - i.e., rounding down partial years - from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (1) the interest is unconditionally payable at least annually, (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest securities, certain Interest Weighted securities, and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the contracts, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the contracts at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the contracts at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through securities based on the Prepayment Assumption, no representation is made to holders that contracts will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of Regular Interest securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the contracts, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service ("IRS") were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Regular Interest securities could increase.

         Certain classes of Regular Interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the contracts, except possibly to the extent that it can be established that such amounts are uncorrectable. As a result, the amount of income, including OID, reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income to the extent that the aggregate amount of distributions on the securities is reduced as a result of a contract default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest securities or Stripped securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on contracts, underlying Pass-Through securities ("Interest Weighted securities"). The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted securities that are entitled to some payments of principal and that are Regular Interest securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted securities that are Stripped securities as described below. See "--Tax Status as a Grantor trust--Discount or Premium on Pass-Through securities."

         Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of such Debt securities and (2) in the case of Pay-Through securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" - generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price - will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the contracts underlying that security, not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of securities, or, in the case of a Pass-Through Security, as described below, the contracts underlying such Security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the contracts, the excess of interest paid or accrued to purchase or carry a Security, or, in the case of a Pass-Through Security, as described below, the underlying contracts, with market discount over interest received on that security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security, or in the case of a Pass-Through Security, an Underlying contract. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

         General. In the opinion of Brown & Wood LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (2) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in
(1), (2) or (3) above, then a Security will qualify for the tax treatment described in (1), (2) or (3) in the proportion that such REMIC assets are qualifying assets.

         Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

         Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

REMIC Expenses; Single Class REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of certificates representing a Residual Interest (the "Residual Interest securities"). In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest securities and the holders of the Residual Interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including certain pass-through entities but not including real estate investment trusts, those expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of that holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In most cases, the expenses of the REMIC will be allocated to holders of the related Residual Interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         Tiered REMIC Structures. For certain series of REMIC certificates, two or more separate elections may be held to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC certificates, special counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular certificates or Residual certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest securities, amortization of any premium with respect to contracts, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including certain pass-through entities, but not including real estate investment trusts will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest securities in the same manner that the holders of the Regular Interest securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

         (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         (4) the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

         The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders on that day of the Residual Interest securities in proportion to their respective holdings on such day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (1) 120% of the long term applicable federal rate on the Startup Date multiplied by (2) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual securities may be disregarded. See "--Restrictions on ownership and Transfer of Residual Interest securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations which provide that a Residential Interest acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

         General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the securities of such series, "Pass-Through securities"). In those series there will be no separation of the principal and interest payments on the contracts. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the contracts. In other cases ("Stripped securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the contracts.

         Each holder must report on its federal income tax return its share of the gross income derived from the contracts, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the contracts directly, received directly its share of the amounts received with respect to the contracts, and paid directly its share of the servicing fees. In the case of Pass-Through securities other than Stripped securities, such income will consist of a pro rata share of all of the income derived from all of the contracts and, in the case of Stripped securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct the fees to the trustee and the servicer under
Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, fees to the trustee and the servicer, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing such holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the contracts in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each contract as having a fair market value proportional to the share of the aggregate principal balances of all of the contracts that it represents, since the securities, unless otherwise specified in the applicable prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a contract, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the contract allocable to the Security, the interest in the contract allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a contract with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a contract could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the contract in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a contract will be includible in income, generally in the manner described above, except that in the case of Pass-Through securities, market discount is calculated with respect to the contracts underlying the certificate, rather than with respect to the Security. A holder that acquires an interest in a contract originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the contract over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to contracts originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the contract and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the contracts, a right to receive only principal payments on the contracts, or a right to receive certain payments of both interest and principal. Some Stripped securities ("Ratio Strip securities") may represent a right to receive differing percentages of both the interest and principal on each contract. Pursuant to
Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points - i.e. 1% interest on the contract principal balance - or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a contract by contract basis, which could result in some contracts being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped securities and other Pass-Through securities. Under the method described above for Pay-Through securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped securities which technically represent ownership interests in the underlying contracts, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying contracts as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each contract underlying a Security.

         Under certain circumstances, if the contracts prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the contracts prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted securities.

         Possible Alternative Characterizations. The characterizations of the Stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in contracts and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted securities are subject to the contingent payment provisions of the Proposed Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in contracts and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Contracts. In the case of Stripped securities there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the contracts. The IRS could take the position that the contracts' character is not carried over to the securities in such circumstances. Pass-Through securities will be, and, although the matter is not free from doubt, Stripped securities should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a Security:

         (1) fails to furnish the trustee with its taxpayer identification number ("TIN");

         (2) furnishes the trustee an incorrect TIN;

         (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         (4) under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients, such as exempt organizations, and to certain Nonresidents. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, except for transition rules. holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Regulations.

         The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID paid on a Security, other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless such rate were reduced or eliminated by an applicable tax treaty on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. holders of Pass-Through securities and Stripped securities, including Ratio Strip securities, however, may be subject to withholding to the extent that the contracts were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

Tax Characterization of the trust as a Partnership

         Brown & Wood LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that (1) the trust fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to that note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a foreign person, generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (2) provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. The New Regulations which make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the trust fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the contracts, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of contracts. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of contracts.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed; (2) any trust fund income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price; (3) prepayment premium payable to the certificateholders for that month; and (4) any other amounts of income payable to the certificateholders for that month. This allocation will be reduced by any amortization by the trust fund of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each contract, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the contracts were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contract will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a contract by contract basis.

         If the trust fund acquires the contracts at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the contracts or to offset any such premium against interest income on the contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the trust fund within a 12-month period would cause a deemed contribution of assets of the trust fund (the "old partnership") to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 or similar form in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. The New Regulations make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT Securities

         General

         The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT Regular securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of such series will be designated as Regular securities, and which, if any, will be designated as ownership securities.

         Qualification as a FASIT

         The trust fund underlying a series, or one or more designated pools of assets held in the trust fund, will qualify under the Code as a FASIT in which the FASIT Regular securities and the FASIT Ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if (1) a FASIT election is in effect, (2) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (3) the trust fund is not a regulated investment company as defined in Section 851(a) of the Code.

         Asset Composition

         In order for a trust fund, or one or more designated pools of assets held by a trust fund, to be eligible for FASIT status, substantially all of the assets of the trust fund, or the designated pool, must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

         (1) cash or cash equivalents,

         (2) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

         (3) foreclosure property,

         (4) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

         (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

         (6) FASIT regular interests, and

         (7) REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT

         In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT Ownership securities, the ownership interest will be represented by the FASIT Ownership securities.

         A FASIT interest generally qualifies as a regular interest if:

         (1) it is designated as a regular interest,

         (2) it has a stated maturity no greater than thirty years,

         (3) it entitles its holder to a specified principal amount,

         (4) the issue price of the interest does not exceed 125% of its stated principal amount,

         (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and

         (6) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests - i.e., certain qualified floating rates and weighted average rates . See "Federal Income Tax Consequences--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (3), (4), or (5), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (6), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences--FASIT securities--Tax Treatment of FASIT Regular securities--Treatment of High-Yield Interests."

         Consequences of Disqualification

         If a series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities

         General. Payments received by holders of FASIT Regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular securities. As in the case of holders of REMIC Regular securities, holders of FASIT Regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for REMIC Regular securities. See "Federal Income Tax Consequences--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. holders of High-Yield securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Federal Income Tax Consequences--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such Security should be allowed to deduct the loss sustained, or alternatively be able to report a lesser amount of income. However, the timing and character of such losses in income are uncertain. See "Federal Income Tax Consequences--Taxation of Debt Instruments--Effects of Default and Delinquencies."

         FASIT Regular securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Code, and interest on those securities will be considered Qualifying REIT Interest to the same extent that REMIC securities would be so considered. FASIT Regular securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC securities would be so considered. See "Federal Income Tax Consequences--Taxation of Debt Securities--Status as Real property Loans." In addition, FASIT Regular securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests

         High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities

         A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Consequences--FASIT securities--Tax Treatment of FASIT Regular securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual securities also will apply to FASIT Ownership securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (1) the receipt of income derived from assets that are not permitted assets, (2) certain dispositions of permitted assets, (3) the receipt of any income derived from any loan originated by a FASIT, and (4) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration

         holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Federal Income Tax Consequences--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

         DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


                           State Tax Considerations


         In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.


                             ERISA Considerations


         The ERISA and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to
Section 4975 of the Code, and on persons who are parties in interest or disqualified persons with respect to those Plans. Some types of employee benefit plans, like governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of such plans may be invested in the securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in prohibited transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA on parties in interest which engage in non-exempt prohibited transactions.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example, Prohibited Transaction class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described below, the assets of the trust were considered to include Plan assets.

         DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) (the "Plan Asset Regulation") containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the Plan Assets Regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; the plan assets would include an undivided interest in the primary assets and any other assets held by the trust fund. In that an event, persons providing services with respect to the assets of the trust fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The "look-through" rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such notes, but not, by reason of such purchase, the underlying assets of the trust fund. The prospectus supplement related to a series will indicate. The expected treatment of the securities in that series under the Plan Assets Regulation.

         If the interest is an "equity interest," the Plan Assets Rule create an exception if the class of equity interests in question is: (1) "widely held" (held by 100 or more investors who are independent of the depositor and each other); (2) freely transferable; and (3) sold as part of an offering pursuant to (A) an effective registration statement under the securities Act of 1933, and then subsequently registered under the securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the securities Exchange Act of 1934 ("Publicly Offered securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the depositor or the trust fund are held by investors other than benefit plan investors (which is defined as including Plans, employee benefit plan as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, the investing Plan's assets will not include any of the underlying assets of the depositor or the trust fund.

         If the Security is an "equity interest" under the Plan Assets Regulation and no exception applies, an exemption may be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 7414) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the certificates. The obligations covered by the Exemption include obligations such as the primary assets (other than private securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the securities by a Plan, provided that certain conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply are the following:

              (1) The acquisition of the securities by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

              (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

              (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA Inc.;

              (4) The sum of all payments made to the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

              (5) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

              (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the securities Act of 1933.

              On July 21, 1997, the DOL published in the Federal Register an amendment to the underwriter exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-funding period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                   (1) The ratio of the amount allocated to the pre-funding
              account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

                   (2) All Obligations transferred after the closing date (the
              "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.

                   (3) The transfer of such Additional Obligations to the
              trust during the Pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                   (4) Solely as a result of the use of pre-funding, the
              weighted average annual percentage interest rate for all of the Obligations in the trust fund at the end of the Pre-funding period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

                   (5) In order to insure that the characteristics of the
              Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

                        (a) the characteristics of the Additional Obligations
                   must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                        (b) an independent accountant retained by the
                   depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

                   (6) The Pre-funding period must end no later than three
              months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

                   (7) Amounts transferred to any pre-funding account and/or
              capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

                   (8) The related prospectus or prospectus supplement must
              describe:

                        (a) any pre-funding account and/or capitalized
                   interest account used in connection with a pre-funding account;

                        (b) the duration of the Pre-funding period;

                        (c) the percentage and/or dollar amount of the
                   Pre-Funding Limit for the trust; and

                        (d) that the amounts remaining in the pre-funding
                   account at the end of the Pre-funding period will be remitted to certificateholders as repayments of principal.

                   (9) The related agreement must describe the Permitted
              Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

         The trust fund also must meet the following requirements:

              (1) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

              (2) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

              (3) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements: (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (2) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (3) a Plan's investment in securities does not exceed twenty-five (25) percent of all of the securities outstanding after the acquisition; and (4) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which such person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the securities, the trustee, any servicer, any obligor with respect to obligations included in a trust fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust fund, or any affiliate of such parties (the "Restricted Group").

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the securities and the potential consequences to their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                               Legal Investment


         If the securities of a series constitute "mortgage-related securities" within the meaning of SMMEA, the related prospectus supplement will state that fact. Otherwise, the securities will not constitute "mortgage-related securities" for SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.


                                    Ratings


         It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans relating to private securities, as applicable, for a series may have on the yield to investors in the securities of that series.


                             Plan of Distribution


         The depositor may offer each series of securities through Lehman Brothers Inc. ("Lehman Brothers") or one or more other firms that may be designated at the time of each offering of such securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of such series of securities and of each class within such series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.


                                 Legal Matters


         Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Brown & Wood LLP, New York, New York.


                             Available Information


         Copies of the registration statement of which this prospectus forms a part and the exhibits to the registration statement are on file at the offices of the SEC in Washington, D.C.

         The trust funds acting as issuers of securities under this prospectus are subject to the informational requirements of the securities Exchange Act of 1934, as amended, and, for the required period of time, files reports and other information with the SEC. Those reports and information on file with the SEC, including the registration statement and filings made by the depositor can be inspected without charge at the public reference facilities maintained by the SEC or may be copied at rates prescribed by the SEC. The public reference facilities are at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                            INDEX OF DEFINED TERMS

Additional Obligations............................... 93
assumed reinvestment rate............................. 8
Code................................................. 60
Exemption............................................ 92
Obligations.......................................... 93
OID Regulations...................................... 61
Pay-Through Security................................. 63
Plan Assets Regulation............................... 91
Pre-Funding Limit.................................... 93
Pre-funding period................................... 93
Prepayment Assumption................................ 63
PS Agreement......................................... 16
PS Servicer.......................................... 16
PS Sponsor........................................... 17
PTE.................................................. 91
Publicly Offered securities.......................... 92
RCRA................................................. 49
Regular Interest securities.......................... 61
Residual Interests................................... 66
Restricted Group..................................... 95
U.S. Person.......................................... 61

                                 $163,350,000


                     ORIGEN MANUFACTURED HOUSING CONTRACT
                 SENIOR/SUBORDINATE ASSET BACKED CERTIFICATES,
                                 SERIES 2001-A





                           Asset-Backed Certificates
                                 Series 2001-A



                            Origen Financial, Inc.
                            as Seller and Servicer




                            Lehman ABS Corporation,
                                 as Depositor

                               -----------------

                             PROSPECTUS SUPPLEMENT

                                March __, 2001
                             ---------------------




                                LEHMAN BROTHERS